                                                                     EXHIBIT 2.1

THIS AGREEMENT is made on 11 October 1999

BETWEEN:

(1) THE SEVERAL PERSONS whose respective names and addresses are set out in column (1) of Schedule 1 (the "Vendors"); and

(2) PHONE.COM, INC (a Delaware corporation) whose address is 800 Chesapeake Drive, Redwood City, California 94063 USA (the "Purchaser").

WHEREAS:

(A) Apion Telecoms Limited (the "Company"), a company registered in Northern Ireland with number NI 36497, has at the date of this Agreement an authorised share capital of (Pounds)1,000,000 divided into 990,000 `A' Ordinary Shares of (Pounds)1 each, 5,000 `B' Ordinary Shares of (Pounds)1 each and 5,000 `C' Ordinary Shares of (Pounds)1 each of which 10,000 of the said `A' Ordinary Shares, and 526 of the said `B' Ordinary Shares and none of the said `C' Ordinary Shares are issued and fully paid or credited as fully paid and are owned by the Vendors in the proportions shown opposite their respective names in column (2) of Schedule 1.

(B) The Vendors have agreed to sell the Shares to the Purchaser and the Purchaser has agreed to purchase the Shares in reliance (inter alia) upon the representations, warranties and undertakings in this Agreement, for the consideration and otherwise upon and subject to the terms and conditions of this Agreement.

WHEREBY IT IS AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1 In this Agreement the following words. and expressions have the meanings set opposite them:

     "A Participants"         the Participants listed in Part A of Schedule 2;

     "Accounts"               the audited balance sheet as at the Balance Sheet
                              Date and the audited profit and loss account for each of the last three accounting reference periods ended on the Balance Sheet Date of the Company and of each of the Subsidiaries, or since incorporation if the relevant Subsidiary has not been in existence for three accounting reference periods and the notes, reports, statements and other documents which are or would be required by law to be annexed to the Accounts of the company concerned and to be sent or made available to members for such Financial Year, a copy of each of which has been initialled by or on behalf of each of the parties for the purpose of identification;

     "Accounting              relevant statements of standard accounting
                              practice

     Standards"               (including financial reporting standards) issued
                              pursuant to section 256, CA 85 by the ASB;

     "ASB" Accounting Standards Board Limited (no.2526824) or such other body prescribed by the Secretary of State from time to time pursuant to section 256, CA 85;

     "Affiliate"              in relation to any body corporate, any Holding
                              Company or subsidiary undertaking of such body corporate or any subsidiary undertaking of a Holding Company of such body corporate;

     "Agreement"              this Agreement including its recitals and the
                              schedules but not the Tax Deed;

     "AL" Apion Limited, a wholly-owned subsidiary of the Company incorporated and operating in Northern Ireland with registered number NI29518;

     "Associated Company"     a company in which the Company or any Subsidiary
                              holds shares conferring the right to exercise 20% or more of the votes which could be cast on a poll at a general meeting of such company and which is not a subsidiary of any of the companies in the Group and which is more particularly listed in
                              Part 2 of Schedule 5;

     "ATL" Apion Telecoms Limited, a subsidiary of the Company incorporated and operating in Ireland with registered number (IR) 278047;

     "B Participants"         the Participants listed in Part B of Schedule 2;

     "Balance Sheet Date"     31 March 1999;

     "Business"               collectively the products developed, under
                              development, and undertaken, by the Company and each of the Subsidiaries at the date hereof, including without limitation, (i) the business of providing gateway and access server type products that read to the WAP or WTA standard, (ii) products constituting WAP-related over the air provisioning of cellular communication devices, email and push; and (iii) any other WAP-related products developed or under development by the Company and each of its Subsidiaries;

     "Business Day"           a day (other than a Saturday or Sunday) when banks
                              are open for business in London;

     "CA 85"                  Companies Act 1985;

     "CAA"                    Capital Allowances Act 1990;

     "Claim" any claim by the Purchaser in connection with this Agreement, the Tax Deed or the Shared Services Agreement;

     "Companies Order"        Companies (Northern Ireland) Order 1986, as
                              amended by subsequent legislation including (but not by way of limitation) the Companies (Northern
                              Ireland) Orders 1989, 1990 and 1990 (No 2), the
                              Insolvency (Northern Ireland) Order 1989 and the
                              Deregulation and Contracting Out
                              (Northern Ireland) Order 1996;

     "Companies Law"          (in relation to the NI Companies) the Companies
                              Order and (in relation to the Irish Companies) the Companies Acts 1963 to 1999;

     "Company's Auditors"     PricewaterhouseCoopers of Fanum House, 108 Great
                              Victoria Street, Belfast BT2 7AX;

     "Completion"             Completion of the sale and purchase of the Shares
                              pursuant to this Agreement;

     "Confidential            all information received or obtained as a result
     Information"             of entering into or performing, or supplied by or
                              on behalf of a party in the negotiations leading to, this Agreement and which relates to:

                              (i) the Company and the Subsidiaries and their respective Affiliates;

                              (ii)  any aspect of the Business;

                              (iii) the provisions of this Agreement;

                              (iv)  the negotiations relating to this Agreement;

                              (v)   the subject matter of this Agreement;

                              (vi)  the Purchaser; or

                              (vii) the Vendors;

     "Connected Person"       a person connected with any of the Vendors or the
                              Directors (or any former director of the Company or any of the Subsidiaries) within the meaning of section 839, ICTA 1988;

     "Consideration"          the Provisional Consideration, as adjusted
                              pursuant to the terms of this Agreement;

     "Consideration Stock"    the 1,322,118 shares of unregistered common stock
                              in the Purchaser to be issued to the Vendors pursuant to clause 4.1;

     "Contract"               any contract, agreement, obligation, commitment,
                              understanding, arrangement or liability;

     "Copyright"              copyright, design rights, moral rights, topography
                              rights and database rights whether registered or unregistered (including any applications for registration of any such thing) and any similar or analogous rights to any of the foregoing whether arising or granted under the law of England or of any other jurisdiction;

     "Customer"               any person who within the 24 months prior to the
                              date of this Agreement has been a client or customer of the Business, or has been canvassed, solicited or approached to become a client or customer of the Business;

     "Data Protection Act"    in relation to the United Kingdom, the Data
                              Protection Act 1984, the Data Protection Act 1998 and, in relation to Ireland, the Data Protection
                              Act 1988.

     "Diligence Files"        the two identical sets of files numbered 1 through
                              7 collated by the Vendors, the outside covers of each of which have been signed for identification by or on behalf of the Warrantors and the Purchaser;

     "Directors"              the directors of the Company and the Subsidiaries
                              named in Schedule 3;

     "Disclosed"              accurately and fairly disclosed by the Disclosure
                              Documents and by the disclosures specifically referred to in the Disclosure Letter and "Disclosure" shall be construed accordingly;

     "Disclosure              the Disclosure Letter and the two identical
     Documents"               bundles of documents collated by or on behalf of
                              the Warrantors, the outside covers of each of which have been signed for identification by or on behalf of the Warrantors and the Purchaser;

     "Disclosure Letter"      the letter described as such of even date herewith
                              addressed by the Warrantors to the Purchaser;

     "Encumbrance"            any interest or equity of any person (including
                              any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement;

     "Enterprise Ireland"     Enterprise Ireland having its principal office at
                              Wilton House, Wilton Place, Dublin;

     "ERA"                    Employment Rights (Northern Ireland) Order 1996;

     "Escrow Stock"           means that part of the Consideration Stock to be
                              retained by the Purchaser at Completion in accordance with Schedule 15;

     "Event" any payment, transaction, act, omission or occurrence of whatever nature whether or not the Company or the Purchaser is a party thereto and including:

                              (a)  the execution of this Agreement and
                                   completion of the sale of the Shares to the Purchaser; and

                              (b)  the death of any person;

                              and references to an Event occurring on or before Completion shall include an Event deemed, pursuant to any Taxation Statute, to occur or be treated or regarded as occurring on or before Completion;

     "FA"                     Finance Act;

     "Financial Year"         a financial year within the meaning ascribed to
                              such expression by Article 231, Companies Order;

     "Group" together the Company and the Subsidiaries, and prior to incorporation of the Company and formation of the Group, the combination of the Subsidiaries;

     "Hardware"               any and all computer, telecommunications and
                              network equipment;

     "Hive-Down"              the hive-down of the Services Business to Balmore
                              Limited and Rowarth Limited and the sale of the shares of Balmore Limited and Rowarth Limited to the Vendors pursuant to the Hive-Down Agreements;

     "Hive-Down
     Agreements"              the hive-down agreements in the agreed form;

     "Holding Company"        a holding company within the meaning ascribed to
                              such expression by Articles 4 and 4A Companies
                              Order;

     "ICTA 1988"              Income and Corporation Taxes Act 1988;

     "Indemnities"            the indemnities given by the Vendors in clause 11;

     "Intellectual Property"  Patent Rights, Know-How, Copyright (including rights in Software), Trade Marks and IP Materials;

     "Interpoint Licence"     The licences for the Interpoint Building in the
                              agreed form;

     "Intellectual Property   agreements or arrangements relating to the
     Agreements"              Relevant IP;

     "Irish Companies"        ATL and, to the extent applicable, the Company;

     "IT Contracts"           any agreements or arrangements with third parties
                              relating to IT Systems or IT Services, including all hire purchase contracts or leases of Hardware owned or used by the Company or any of the Subsidiaries, licences of Software owned or used by the Company or any of the Subsidiaries, and other IT procurement;

     "IP Materials"           all documents, records, tapes, discs, diskettes
                              and any other materials whatsoever containing
                              Copyright works, Know-How or Software;

     "IT Services"            any services relating to the IT Systems or to any
                              other aspect of the Company's or any of the Subsidiaries' data processing or data transfer requirements, including facilities management, bureau services, hardware maintenance, software development or support, consultancy, source code deposit, recovery and network services;

     "IT Systems"             Hardware, firmware and/or Software owned or used
                              by the Company or any of the Subsidiaries;

     "ITA"                    Inheritance Tax Act 1984;

     "Know-How"               trade secrets and confidential business
                              information including details of supply
                              arrangements, customer lists and pricing policy;
                              sales targets, sales statistics, market share statistics, marketing surveys and reports;
                              marketing research; unpatented technical and other information including inventions. discoveries, processes and procedures, ideas, concepts, formulae, specifications, procedures for experiments and tests and results of experimentation and testing; information comprised in Software; together with all common law or statutory rights protecting the same including by any action for breach of confidence and any similar or analogous rights to any of the foregoing whether arising or granted under the law of England or any other jurisdiction;

     "Legal and Beneficial    full and unrestricted title with the benefit of
     Title"                   quiet possession and free from lawful interruption
                              and disturbance;

     "Losses" actions, proceedings, losses, damages, liabilities, claims, costs and expenses including fines, penalties, clean-up costs, legal and other professional fees and any VAT payable in relation to any such matter, circumstance or item except to the extent that the Purchaser obtains credit for such VAT as input tax;

     "NI Companies"           the Company and AL;

     "Ordinary Shares"        the 10,000 issued "A" Ordinary Shares of (Pounds)1
                              each in the capital of the Company;

     "Participants"           the persons listed in Schedule 2;

     "Patent Rights"          patent applications or patents, author
                              certificates, inventor certificates, utility certificates, improvement patents and models and certificates of addition including any divisions, renewals, continuations, refilings, confirmations-in-part, substitutions, registrations, confirmations, additions, extensions or reissues thereof and any similar or analogous rights to any of the foregoing whether arising or granted under the law of England or any other jurisdiction;

     "Pension Schemes"        agreements or arrangements (whether legally
                              enforceable or not) for the payment of any pensions, allowances, lump sums or other like benefits on retirement or on death or during periods of sickness or disablement for the benefit of any present or former director, officer or employee of the Company or of any of the Subsidiaries or for the benefit of the dependants of any such persons;

     "Proceedings"            any proceeding, suit or action arising out of or
                              in connection with this Agreement;

     "Properties"             the properties of which short particulars are set
                              out in Schedule 4 and the expression "Property" shall mean, where the context so admits, any one or more of such properties and any part or parts thereof;

     "Provisional             the consideration payable for the Shares as
     Consideration"           specified in clause 4.1;

     "Purchaser's             KPMG of Stokes House, 17-23 College Square East,
     Accountants"             Belfast BT1 7DH and KPMG LLP of 500 East
                              Middlefield Road, Mountain View, California 94043;

     "Purchaser's Group"      the Purchaser and its Affiliates;

     "Purchaser's             Latham & Watkins of 99 Bishopsgate, London and
     Solicitors"              Venture Law Group of Menlo Park, California, USA;

     "Registered Intellectual the Intellectual Property owned, licensed, used or
     Property"                exploited by the Company or any of the
                              Subsidiaries and listed in Part 1 of Schedule 11;

     "Registration Rights     the Registration Rights Agreement in the agreed
     Agreement"               form;

     "Release Agreements"     the release agreements to be entered into by the
                              Partcipants in the agreed form;

     "Relevant IP"            all Registered Intellectual Property and
                              Unregistered Intellectual Property;

     "RTPA"                   Restrictive Trade Practices Act 1976;

     "Services Business"      as defined in the Hive-Down Agreements;

     "Shared Services
     Agreement"               the Shared Services Agreement in the agreed form;

     "Shareholders            the shareholder agreements both dated 2nd
     Agreements"              September 1999 relating to the Company included in
                              the Disclosure Documents;

     "Shares" together, the `A' Ordinary Shares, the `B' Ordinary Shares and the `C' Ordinary Shares;

     "Software"               any and all computer programs in both source and
                              object code form, including all modules, routines and sub-routines thereof and all source and other preparatory materials relating thereto, including user requirements, functional specifications and programming specifications, ideas, principles, programming languages, algorithms, flow charts, logic, logic diagrams, orthographic representations, file structures, coding sheets, coding and including any manuals or other documentation relating thereto and computer generated works and any and all third party software and MIS software;

     "SSAP" a statement of standard accounting practice or financial reporting standard in force at the date hereof as issued by the Institute of Chartered Accountants adopted by the ASB as an Accounting Standard;

     "subsidiary"             a subsidiary within the meaning ascribed to such
                              expression by Articles 4 and 4A, Companies Order;

     "subsidiary              a subsidiary undertaking within the meaning
     undertaking"             ascribed to such expression by Article 266,
                              Companies Order;

     "Subsidiaries"           the subsidiaries of the Company named in Schedule
                              5;

     "Substance"              includes (without limitation) any solid, fibre,
                              dust, liquid, gas, noise or electro-magnetic or other radiation;

     "Taxation" or "Tax"      (a) all forms of taxation including any charge,
                              tax, duty, levy, impost, withholding or liability wherever chargeable imposed for support of national, state, federal, municipal or local government or any other person and whether of the UK or any other jurisdiction; and (b) any penalty, fine, surcharge, interest, charges or costs payable in connection with any taxation within (a) above;

     "Taxation Authority"     the Inland Revenue, Customs & Excise, Department
                              of Social Security and any other governmental or other authority whatsoever competent to impose any Taxation whether in the United Kingdom or elsewhere;

     "Tax Deed"               the deed in the agreed terms containing certain
                              taxation covenants;

     "Taxation Statute"       any directive, statute, enactment, law or
                              regulation, wheresoever enacted or issued, coming into force or entered into providing for or imposing any Taxation and shall include orders, regulations, instruments, bye-laws or other subordinate legislation made under the relevant statute or statutory provision and any directive, statute, enactment, law, order, regulation or provision which amends, extends, consolidates or replaces the same or which has been amended, extended, consolidated or replaced by the same;

     "Tax Warranties"         the warranties set out in Part 2 of Schedule 6;

     "TCGA"                   Taxation of Chargeable Gains Act 1992;

     "TMA"                    Taxes Management Act 1970;

     "Trade Marks"            Trade or service mark applications or registered
                              trade or service marks, registered protected designations of origin, registered protected geographic origins, refilings, renewals or reissues thereof, unregistered trade or service marks, domain names, get-up and company names and business names in each case with any and all associated goodwill and all rights or forms of protection of a similar or analogous nature including rights which protect goodwill whether arising or granted under the law of England or of any other jurisdiction;

     "Trade Union"            as defined in Article 3(1) of the Industrial
                              Relations (Northern Ireland) Order 1992;

     "TULRCA"                 Trade Union and Labour Relations (Northern
                              Ireland) Order 1995;

     "TUPE" Transfer of Undertakings (Protection of Employment) Regulations 1981 (as amended) and, in relation to Ireland, the European Communities (Safeguarding of Employees' Rights on Transfer of Undertakings) Regulations 1980 (as amended);

     "Unregistered            Intellectual Property owned, licensed, used or
     Intellectual Property"   exploited by the Company or any of the
                              Subsidiaries other than Registered Intellectual
                              Property;

     "VAT"                    Value Added Tax;

     "VATA"                   Value Added Tax Act 1994;

     "Vendors' Solicitors"    Gore & Grimes of Cavendish House, Smithfield,
                              Dublin 7;

     "WAP Products"           The products of the Company described in Schedule
                              13 and all other products, proposed or potential products, services, equipment and deliverables of the Business;

     "Warranties"             the warranties set out in clause 9 (except clause
                              9.8) and Schedule 6;

     "Warrantors"             the Vendors provided that Enterprise Ireland shall
                              only warrant the matters set out in paragraphs
                              1.2, 2.1, 2.4.1, and 2.4.2 of Schedule 6;

     "in the agreed terms"         in the form agreed between the Vendors and
                                   the Purchaser and signed for the purposes of identification by or on behalf of each party.

1.2 The table of contents and headings in this Agreement are inserted for convenience only and shall not affect its construction.

1.3 Unless the context otherwise requires words denoting the singular shall include the plural and vice versa, references to any gender shall include all other genders and references to persons shall include bodies corporate, unincorporated associations and partnerships, in each case whether or not having a separate legal personality. References to the word "include" or "including" are to be construed without limitation.

1.4 References to recitals, schedules and clauses are to recitals and schedules to and clauses of this Agreement unless otherwise specified and references within a schedule to paragraphs are to paragraphs of that schedule unless otherwise specified.

1.5 References in this Agreement to any statute, statutory provision or EC Directive include a reference to that statute, statutory provision or EC Directive as amended, extended, consolidated or replaced from time to time (whether before or after the date of this Agreement) and include any order, regulation, instrument or other subordinate legislation made under the relevant statute, statutory provision or EC Directive.

1.6 Words and expressions defined in the Tax Deed shall to the extent not inconsistent bear the same meanings in this Agreement.

1.7 References to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept, state of affairs or thing shall in respect of any jurisdiction other than England be deemed to include that which most approximates in that jurisdiction to the English legal term.

1.8 References to legislation in relation to the Irish Companies are (unless the context otherwise requires) to legislation of Ireland.

1.9 Any reference to "writing" or "written" includes faxes and any non-transitory form of visible reproduction of words.

1.10 Any agreement, covenant, representation, warranty, undertaking or liability arising under this Agreement on the part of two or more persons shall be deemed to be made or given by such persons severally and (save in respect of any Claim for (Pounds)100,000 or less or for his individual default) each Vendor's liability shall be limited to such proportion of the Claim as the Consideration to which he is entitled bears to the aggregate Consideration.

1.11 References to the Vendors or to the Warrantors shall include each of them severally.

1.12 In Schedule 6, references to the Company shall be deemed to include a corresponding reference to the Subsidiaries and each of them severally and references to the Accounts are to those of the Company or the relevant Subsidiary, as the case may be.

1.13 References to times of the day are to London time and references to a day are to a period of 24 hours running from midnight.

1.14 References to `(Pounds)' or `pounds sterling' are to the lawful currency of the United Kingdom. References to "$" or US Dollars are to United States Dollars.

2.   CONDITIONS

2.1  Conditions precedent

     Subject to clause 2.4, this Agreement is subject to and conditional upon:

     2.1.1 the Hive-Down having been completed in accordance with the terms of the Hive-Down Agreements, including, without limitation, the novation of all Contracts with any Group Company relating to the Services Business having occurred;

     2.1.2 each of the Participants having executed and delivered to the Purchaser a Release Agreement;

     2.1.3 the granting in terms satisfactory to the Purchaser of any consents, approvals, authorisations or clearances which are required from any government, governmental or regulatory bodies, agencies or authorities in the United Kingdom or in Ireland or from any supranational agency or authority which, in the opinion of the Purchaser, is necessary or desirable for Completion;

     2.1.4 no government or governmental, quasi-governmental, supranational or state agency or regulatory body or trade union or court or any other person or organisation in any jurisdiction having, by the date on which all the other conditions set out in this clause 2.1 have either been satisfied or waived in accordance with clause 2.2;

     (a) instituted or threatened any action, suit or investigation to restrain, prohibit or otherwise challenge or interfere with the transactions proposed under this Agreement or any part thereof;

     (b) threatened to take any action as a result or in anticipation of the implementation of such transactions or any part thereof; or

     (c) proposed or enacted any statute or regulation which would prohibit, materially restrict or materially delay implementation of such transactions or any part thereof or the operations of the Company or of any of the Subsidiaries;

     2.1.5 Apion Investments Limited shall have passed all necessary resolutions of its Directors and members and made all filings (and paid all fees) with the relevant bodies to change its name to Altion Investments Limited;

     2.1.6 there having been no material adverse change in the financial or trading position of the Group since the Balance Sheet Date (for which purpose the loss of (Pounds)50,000 in the period to 31 August 1999 shall not be regarded as material);

     2.1.7 there having been no material adverse change in the financial or trading position of the Purchaser since June 30, 1999; and

     2.1.8 certain holders of preferred stock of the Purchaser having waived their registration rights to the extent contemplated by Section
               2.11 of the Registration Rights Agreement (unless compliance with such Section 2.11 is waived by the Vendors).

2.2  Waiver of conditions precedent

     Notwithstanding clause 2.1:

     2.2.1 the Purchaser shall be entitled by notice in writing given to the Vendors to waive (to such extent as it may think fit) compliance with the conditions stated in clauses 2.1.1, 2.1.2, 2.1.5 and 2.1.6;

     2.2.2 the Vendors shall be entitled by notice in writing given to the Purchaser to waive (to such extent as they may think fit) compliance with the conditions stated in clause 2.1.7.

2.3  Time limit for satisfaction of conditions

     The parties shall respectively use all reasonable endeavours to procure that the conditions stated in clause 2.1 are fulfilled as soon as practicable and in any event on or before 11 November 1999 but if the conditions in clause 2.1 have not been fulfilled or waived by that date (or by such later date as may be agreed in writing between the Vendors and the Purchaser), then, save for accrued rights arising in respect of the operative provisions specified in clause 2.4, clauses 2 (except this clause 2.3) to 14 (inclusive) of this Agreement shall thereupon become null and void ab initio and none of the parties shall have any rights against any other party hereunder except for failure to use all such reasonable endeavours.

2.4  Operative provisions

     Notwithstanding clause 2.1, other than clauses 11 and 12 inclusive, this Agreement shall come into force on the execution and exchange of this Agreement and the remainder of this Agreement shall come into force on the fulfilment and/or waiver of all conditions stated in clause 2. 1.

3.   SALE AND PURCHASE

3.1  Obligation to sell and purchase

     Subject to the terms of this Agreement, each of the Vendors shall sell or procure to be sold legal and beneficial title to, with full title guarantee that number of Shares set opposite his name in column (2) of Schedule 1 together with two (2) ordinary shares of (Pounds)1 each in ATL and the Purchaser shall purchase such interests in the same together with all rights attaching thereto at the date of this Agreement.

3.2  Dividends and distributions

     The Purchaser shall be entitled to receive all dividends and distributions declared, paid or made by the Company on or after the date of this Agreement.

3.3  Sale of all Shares

     The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously.



4.   CONSIDERATION

4.1  Provisional Consideration

     The Shares shall be sold for the sum of US Dollars $193,803,609 and by the payment of the sum of (Pounds)3,000,000 by way of cheque payable to the Vendors' Solicitors (a) on Completion for the consideration paid under the Hive-Down Agreements and (b) for the balance, 60 days thereafter, but subject to adjustment (if any) as provided in clause 7.2. The sum of $193,803,609 shall be satisfied by the issue (subject to clause 4.4) to the Vendors of the Consideration Stock in proportion to their respective entitlements to the Consideration set out in Schedule 1.

4.2  Consideration Stock

     When issued, the Consideration Stock shall be fully paid and non-assessable.

4.3  Reduction in consideration

     Any payment made by the Vendors or the Warrantors in respect of a breach of any Warranties or payment made under the Indemnities or the Tax Deed, or any other payment made pursuant to this Agreement, shall be and shall be deemed to be pro tanto a reduction in the price paid for the Shares under this Agreement.

4.4  Escrow

     At Completion, the Escrow Stock shall be issued but retained by the Company and the provisions of Schedule 15 (Escrow) shall have effect from Completion.

5.   WAIVERS OF PRE-EMPTION

     Each of the Vendors hereby waives all rights of pre-emption or other rights over any of the Shares conferred on him by the articles of association of the Company, under the Shareholders' Agreements or in any other way.

6.   COMPLETION

6.1  Time and location

     Subject as provided in clause 6.4, Completion shall take place at the offices of the Vendors' Solicitors on the second Business Day after all the conditions in clause 2.1 have been fulfilled or waived or at such other place and/or on such other date as may be agreed in writing between the Purchaser and the Vendors.

6.2  Vendors' obligations

     At Completion:

     6.2.1 the Vendors shall produce evidence of the fulfilment of the conditions stated in clauses 2.1.1, 2.1.2, 2.1.3and 2.1.5;

     6.2.2 the Vendors shall deliver to the Purchaser each of the documents listed in Part 1 of Schedule 10; and

     6.2.3 the Vendors shall procure that all necessary steps are taken properly to effect the matters listed in Part 2 of Schedule 10 at board meetings of the Company and each of the Subsidiaries and shall deliver to the Purchaser duly signed minutes of all such board meetings.

6.3  Purchaser's obligations

     Subject to the Vendors complying with their obligations under clause 6.2 the Purchaser shall at Completion:

     6.3.1 issue the Consideration Stock for delivery as soon as practicable following Completion to the Vendors' Solicitors (other than the Escrow Stock) who are irrevocably authorised to receive the same and whose receipt shall be an effective discharge of the Purchaser's obligations under this clause 6.3.1;

     6.3.2 deliver a facsimile letter from the transfer agent of the Purchaser confirming issuance of the Consideration Stock; and

     6.3.3 deliver to the Vendors the Registration Rights Agreement and a counterpart Tax Deed duly executed by the Purchaser.

6.4  Vendors' failure to comply

     If in any respect material to the Purchaser the provisions of clause 6.2 and Schedule 10 are not complied with on the date of Completion applicable under clause 6. 1, the Purchaser shall not be obliged to complete this Agreement and may:

     6.4.1 defer Completion to a date not more than twenty-eight days after the date set by clause 6.1 (and so that the provisions of this clause 6.4 shall apply to Completion as so deferred);

     6.4.2 proceed to Completion so far as practicable and without prejudice to its rights under this Agreement;

     6.4.3 rescind this Agreement without prejudice to its rights and remedies under this Agreement; or

     6.4.4 waive all or any of the requirements contained in clause 6.2 at its discretion.

6.5  Company records

     Upon Completion the Vendors shall, and shall procure that any other person shall, without delay send to such address as the Purchaser may direct, all records, correspondence, documents, files, memoranda and other papers relating to the Company and each of the Subsidiaries or the Business not kept at any of the Properties.

7.   COMPLETION STATEMENT

7.1  Preparation of Completion Statement

     7.1.1 Forthwith after Completion, the Purchaser shall prepare a Completion Statement for the Group as at the close of business on the date of Completion but assuming that the Hive-Down has occurred and the Purchaser shall submit them to the Company's Auditors for review within 45 days after Completion. The Vendors shall pay the charges, if any, of the Company's Auditors and the Purchaser shall pay the charges, if any, of the Purchaser's Accountants.

     7.1.2 If the Purchaser shall fail to procure the preparation of accounts in accordance with clause 7.1.1, the Vendor may procure the same at the Purchaser's expense.

     7.1.3 The Completion Statement shall consist of a consolidated balance sheet for the Group as at the close of business on the date of Completion. The Completion Statement shall be prepared in accordance with the principles set out in Schedule 7.

     7.1.4 Unless within 30 days after receipt of the Completion Statement pursuant to clause 7.1.1 the Company's Auditors notify the Purchaser's Accountants in writing of any disagreement or difference of opinion relating to the Completion Statement, including full particulars of the amount of any disagreement and the reasons for it, the parties shall be deemed to have accepted such Completion Statement as final and binding.

     7.1.5 If within the period of 30 days referred to in clause 7.1.4 the Company's Auditors notify the Purchaser's Accountants of such disagreement or difference of opinion relating to the Completion Statement ("Notice of

               Disagreement") and if they are able to resolve such disagreement or difference of opinion within 30 days of the Notice of Disagreement, the parties shall be deemed to have accepted such accounts as final and binding.

     7.1.6 If the Purchaser's Accountants and the Company's Auditors are unable to reach agreement within 30 days of the Notice of Disagreement, the remaining matters in dispute therein shall be jointly referred at the option of either party to the decision of a "big 5" firm of independent chartered accountants (the "Independent Accountant") to be appointed (in default of nomination by agreement between the Purchaser and the Vendors) by the President for the time being of the Institute of Chartered Accountants in England and Wales.

     7.1.7 The Independent Accountant shall act as an expert and not as an arbitrator, the Arbitration Act 1996 shall not apply and his decision shall (in the absence of manifest error) be final and binding on the Purchaser and the Vendors for the purposes of Completion Statement. The costs of the Independent Accountant shall be apportioned between the Purchaser and the Vendors as the Independent Accountant shall decide but each party shall be responsible for its own costs of presenting its case to the Independent Accountant.

     7.1.8 The Purchaser shall procure that the Purchaser's Accountants shall give the Company's Auditors reasonable access to all their working papers relating to the Completion Statement (with the right to take copies) subject to the signature of an appropriate hold harmless letter during their review of the Completion Statement at every location at which work on them is done and the Purchaser agrees that the Company's Auditors shall be at liberty to disclose to the Vendor any information and copies of any documents which they receive by virtue of this clause.

7.2  Adjustment of Provisional Consideration

     The Provisional Consideration shall be adjusted after Completion in accordance with the following provisions of this clause 7.2.

     7.2.1 If the net assets as shown by the Completion Statement are more than $1,000,000 less than the net assets of (Pounds)1,869,479 as at 31 March 1999 the Vendors shall pay to the Purchaser the amount of the deficiency in excess of $1,000,000.

     7.2.2     Any amounts to be paid under clause 7.2.1 shall:

     (a) firstly be satisfied by the cancellation of Escrow Stock in accordance with Schedule 15 and thereafter be paid in cash by the Vendors and the A Participants within 14 days after the date on which the Completion Accounts have been agreed or settled (whether under clause 7.1.5, 7.1.6 or by virtue of a decision of the Independent Accountant or otherwise) together with simple interest on the amount to be paid calculated at the rate of two % above the base rate from time to time of Barclays Bank plc from Completion until the date of actual payment; and

     (b)  be paid in accordance with clause 21.

8.   CONDUCT OF BUSINESS PENDING COMPLETION

8.1 Each of the Vendors hereby undertakes to the Purchaser (acting for itself and as trustee for the Company and the Subsidiaries) that in the period prior to Completion:

     8.1.1 the Business will be carried on as a going concern in the normal course;

     8.1.2 no physical assets of the Company or of any of the Subsidiaries shall be removed from any of the Properties save in the ordinary course of normal day to day trading;

     8.1.3 it will use its best endeavours to maintain the trade and trade connections of the Group;

     8.1.4 all debts which the Company or any of the Subsidiaries incurs in the normal course of the business will be settled within the applicable periods of credit;

     8.1.5 it shall promptly give to the Purchaser full details of any material changes in the Business, financial position and/or assets of the Group;

     8.1.6 the Company and each of the Subsidiaries shall maintain in force policies of insurance with limits of indemnity at least equal to, and otherwise on terms no less favourable than, those policies of insurance currently maintained by the Company and the Subsidiaries;

     8.1.7 no amendment shall be made to any of the Pension Schemes (except an amendment made solely to comply with legislative requirements); and

     8.1.8     neither the Company nor any of the Subsidiaries shall:

     (a) enter into, modify or agree to terminate any Contract or incur any capital expenditure;

     (b)       appoint or employ any new employees or consultants;

     (c) alter materially, or agree to alter materially, the terms and conditions of employment (including benefits) of any of its employees, nor dismiss any of its employees and no Vendor shall directly or indirectly induce or endeavour to induce any of such employees to terminate their employment prior to Completion;

     (d) dispose of any material assets used or required for the operation of the Business or enter into any other transaction otherwise than in the ordinary course of business;

     (e) create any Encumbrance over any of its assets or its undertaking nor, otherwise than in the ordinary course of the Business, give any guarantees or indemnities in respect of any third party;

     (f) institute, settle or agree to settle any legal proceedings relating to the Business;

     (g) grant or modify or agree to terminate any rights or enter into any agreement relating to Intellectual Property or otherwise permit any of its rights relating to Intellectual Property to lapse;

     (h)       pay any management charge to any Vendor;

     (i) incur any liabilities to any Vendor and no Vendor shall incur any liabilities to the Company or any Subsidiary, other than trading liabilities incurred in the ordinary course of business; or

     (j)       enter into or modify any subsisting agreement with any Trade
               Union;

               provided that the Vendors and the Group shall be entitled to do any of the things specified in clauses 8.1.8(a)-(j) (inclusive) with the prior written consent of the Purchaser which consent shall not be unreasonably withheld.

9.   WARRANTIES

9.1  Extent of Warranties

     In consideration of the Purchaser agreeing to purchase the Shares on the terms contained in this Agreement, the Warrantors hereby:

     9.1.1 in relation to the Company and each of the Subsidiaries warrant, represent and undertake to the Purchaser contracting for itself and for any successor in title to the Shares or to part or all of the Business in the terms set out in Schedule 6;

     9.1.2 in relation to the Company and each of the Subsidiaries warrant, represent and undertake to the Purchaser contracting as referred to in clause 9.1.1 that the Warranties will be true and accurate in all material respects (unless the relevant Warranty is qualified as to materiality, in which case such Warranty will be true and accurate in all respects) and not misleading at and fulfilled down to Completion in all respects as if they had been made or given at Completion and on the basis that a reference to the actual time of Completion were substituted for any express or implied reference to the time of this Agreement;

     9.1.3 undertake that (save only as may be necessary to give effect to this Agreement) they shall not, and shall procure (as far as they can) that the Company and the Subsidiaries shall not, prior to Completion, do any act or thing or omit to do any act or thing the commission or omission of which would constitute a breach of any of the Warranties if they were given at Completion or which would make any of the Warranties untrue or inaccurate or misleading if they were so given on the basis mentioned in clause 9.1.2;

     9.1.4 without restricting the rights of the Purchaser or any successor in title to the Shares or their ability to claim damages on any basis available to them in the event of any breach or non-fulfilment of any of the Warranties, undertake to the Purchaser contracting as aforesaid that the Warrantors will on demand pay to the Purchaser or such successors:

               (a) the full amount of any shortfall or diminution in the value of any assets of the Company or any of the Subsidiaries or of the Business and an amount equal to any other loss suffered or incurred by the Purchaser, the Company, any of the Subsidiaries or any such successor as a result of or in relation to any act, matter, thing or circumstance constituting a breach or non-fulfilment of any of the Warranties; and

               (b) all costs, expenses and disbursements suffered or incurred by the Purchaser, the Company, any of the Subsidiaries or any such successor directly or indirectly as a result of or in relation to any breach or nonfulfilment of any of the Warranties;

               provided that any amount so payable shall be increased so as to ensure that the net amount received by the Purchaser or any such successor shall after Taxation be equal to that which would have been received had the payment and any increased payment not been subject to Taxation;

     9.1.5 further undertake to the Purchaser that upon any of them becoming aware prior to Completion of the impending or threatened occurrence or non-occurrence of any matter, event or circumstance (including any omission to act) which would or might reasonably be expected to cause or constitute a breach (or which would have caused or constituted a breach had such event occurred or been known to any of them prior to the date of this Agreement) of any of the Warranties or which would or might make any of the Warranties inaccurate or misleading or which would or might give rise to a claim under the Indemnities or Tax Deed (whether or not then executed) they will promptly give written notice of such event to the Purchaser before Completion with sufficient details to enable the Purchaser to assess accurately the impact of such event and if so requested by the Purchaser use their best endeavours promptly to prevent or remedy the same.


9.2  Obligation to make enquiries

     In relation to any matter warranted "so far as the Warrantors are aware", such Warranty shall be deemed to be given to the best of the knowledge, information and belief of each of the Warrantors after making due and careful enquiries and the knowledge, information and belief of any one of the Warrantors shall be imputed to the remaining Warrantors.

9.3  Investigation by Purchaser

     None of the Warranties or the Indemnities or the Tax Deed shall be deemed in any way modified or discharged by reason of any investigation or inquiry made or to be made by or on behalf of the Purchaser, and no information relating to the Company or to any of the Subsidiaries or the Associated Companies of which the Purchaser has knowledge (actual or constructive) other than by reason of its being Disclosed shall prejudice any claim which the Purchaser shall be entitled to bring or shall operate to reduce any amount recoverable by the Purchaser under this Agreement. The benefit conferred upon the Purchaser by the foregoing provisions of this clause 9 shall be deemed to be also conferred upon the Company and upon each of the Subsidiaries.

9.4  Information supplied by the Company and Subsidiaries

     Any information supplied by or on behalf of the Company or on behalf of any of the Subsidiaries (or by any officer, employee or agent of any of them) to the Vendors and/or the Warrantors or their advisers in connection with the Warranties, the Indemnities or the Tax Deed or the information Disclosed in the Disclosure Documents shall not constitute a warranty, representation or guarantee as to the accuracy of such information in favour of the Vendors or the Warrantors and the Vendors and the Warrantors hereby undertake to the Purchaser to waive any and all claims which they might otherwise have against the Company or any of the Subsidiaries or against any officer, employee or agent of any of them in respect of such claims but so that this shall not preclude any Vendor or Warrantor from claiming against any other Vendor or Warrantor under any right of contribution or indemnity to which he may be entitled.

9.5  Separate and independent warranties

     Each of the Warranties set out in the separate paragraphs of Schedule 6 shall be separate and independent and save as expressly otherwise provided shall not be limited by reference to any other such Warranty or by anything in this Agreement, the Disclosure Documents or the Tax Deed.

9.6  Intentionally omitted.

9.7  Reliance

     The Purchaser has entered into this Agreement upon the basis of and in reliance upon the Warranties and the Indemnities and the representations and warranties given under clause 9.8.

9.8  Investment Representations

     In return for the Purchaser agreeing to issue the Consideration Stock the Vendors warrant and represent in the terms set out in Schedule 14.

9.9  Pre-Completion material breach

     If it is found on or prior to Completion that any of the Warranties and the representations and warranties given under clause 9.8 is in any material respect untrue, misleading, incorrect or unfulfilled or if a claim may be made under the Indemnities or if the Purchaser becomes aware of any material matter or thing which is inconsistent with the same or that the Vendors are in material breach of any other term of this Agreement which is material in the context of this sale, the Purchaser shall be entitled by notice in writing to the Vendors to rescind this Agreement at any time prior to Completion but failure to exercise this right shall not constitute a waiver of any other rights of the Purchaser arising by reason of any breach of any Warranty and the representations and warranties given under clause 9.8 and exercise of this right shall be without prejudice to any other rights and remedies the Purchaser may have under this Agreement.

10.  LIMITATIONS ON WARRANTIES

10.1 The liability of the Warrantors (if any) pursuant to the Warranties shall be limited in accordance with the following provisions of this Clause notwithstanding any other provision of this Agreement.

     10.1.1 The liability of the Warrantors (if any) under the Warranties other than the Warranties set out in paragraphs 1.2, 2.1, 2.4.1, 2.4.2, 6.1, 17.1, 17.2, 17.3 and 17.4 of Part 1 of Schedule 6 and
               the Warranties set out in Part 2 of Schedule 6 shall cease on the second anniversary of the Completion Date save as regards any alleged breach of any of the Warranties in respect of which notice in writing (containing details of the event or circumstance giving rise to such breach or claim, the nature thereof and the estimated total amount of liability therefor) shall have been served on the Warrantors prior to that date;

     10.1.2 The Warrantors shall not be liable for breach of the Warranties unless the aggregate liability of the Warrantors for all breaches exceeds (Pounds)100,000;

     10.1.3 The liability of the Warrantors for breach of the Warranties shall not in any event exceed the lesser of (i) US $ 100,000,000 and (ii) the aggregate value of the Consideration Stock, calculated by reference to the aggregate of the closing prices of each share of Consideration Stock through NASDAQ on the day on which it first became eligible for resale in the United States by the then holder thereof;

     10.1.4 The Warrantors shall not be liable for any breach of the Warranties to the extent that the breach is Disclosed in the Disclosure Letter.

10.2 The Warrantors shall not be liable for breach of the Warranties or for any claim thereunder to the extent that such claim arose as a result of a change in law occurring after Completion.

10.3 Duty to mitigate

     For the avoidance of doubt it is hereby specifically agreed that nothing in the Agreement shall in any way restrict or limit the general obligation of the Purchaser to mitigate any loss or damage which it may suffer in consequence of any matter giving rise to a Claim under the Warranties (or capable of doing so).

10.4 No double recovery

     To the extent that the Purchaser has received payment in respect of a Claim under the Tax Deed, it shall not have a Claim in respect of the same matter under the

     Warranties.

10.5 Insurance

     The Warrantors shall not be liable for any Claim to the extent that such Claim is as a result of a reduction in the level of insurance cover maintained by the Company after Completion compared with that included in the Disclosure Documents against Warranty 15.

10.6 Proceedings

     Where a Claim under the Warranties has been notified to the Warrantors within the time periods specified in clause 10.1.1, if proceedings are not instituted (that is to say issued and served within six months of the service of the notice in question unless previously satisfied, settled or withdrawn) the Warrantors shall cease to be liable therefor.

11.  INDEMNITIES

11.1 Matters indemnified against

     The Vendors undertake to indemnify and keep the Purchaser indemnified (contracting for itself and as trustee for its officers, directors, agents and employees and any successor in title to the Shares or to part or all of the Business) from and against and in respect of all Losses which may be suffered or incurred by the Purchaser, its officers, directors, agents, employees or successors in title or the Company or any Subsidiary arising directly or indirectly out of or in connection with:

     11.1.1 any Stamp Duty or other Tax payable by any member of the Group or the Purchaser in connection with or arising from (i) the acquisition of the Subsidiaries by the Company provided pursuant to a reorganisation which occurred during 1999 and (ii) the assignment or transfer of any Intellectual Property to any member of the Group;

     11.1.2 any failure by any member of the Group to comply with section 130 of the Finance Act 1986;

     11.1.3    any failure of any WAP Products to be Year 2000 Compliant;

     11.1.4 any accrued but unpaid Employee Benefits on or prior to Completion which have not been specifically Disclosed against Warranty 16.1.3 in the Disclosure Letter;

     11.1.5 in relation to any Contract of any member of the Group which is not listed in Warranty 15.5 or of which true and accurate copies have not been Disclosed in the Disclosure Documents;

     11.1.6 any breach of, or non-compliance with, clause 29 (Hive-Down) of this Agreement.

11.2 Debtors

     If the Company or any Subsidiary does not collect in full any debt warranted under this Agreement as collectable because:

     11.2.1 despite its reasonable endeavours it has been unable to do so in the ordinary course of business within six months of the due date; or

     11.2.2 the debtor has gone into liquidation (within the meaning of section 247 of the Insolvency Act 1986);

     the Vendors will, immediately on demand by the Purchaser, purchase the debt or the rights in the liquidation arising from the debt from the Company or Subsidiary (as the case may be) at a price equal to the uncollected amount which would have been recoverable if the debt had been collectable in full in accordance with the Warranties.

11.3 Application of clause 10

     For the avoidance of doubt, the provisions of clause 10 shall not apply to this clause 11.

12.  PROTECTION OF GOODWILL

12.1 Covenants

     As further consideration for the Purchaser agreeing to purchase the Shares on the terms contained in this Agreement and with the intent of assuring to the Purchaser the full benefit and value of the goodwill and connections of the Group and as a constituent part of the sale of the Shares, the Vendors hereby undertake (binding themselves and each of their Affiliates to the Purchaser (contracting for itself and on behalf of the Company and of each of the Subsidiaries and for any successor in title to the Shares or to part or all of the Business) that (except as directors or employees of the Company or of any of the Subsidiaries or with the written consent of the Purchaser) neither they nor their Affiliates shall whether on their own behalf or with or on behalf of any person and whether directly or indirectly by any or person or business controlled by them or any Connected
     Person:

     12.1.1 in the period from Completion to the third anniversary thereof, carry on or be employed, engaged, concerned, interested or in any way assist anywhere in the world which may in any way be in competition with all or part of the Business provided that nothing in this clause 12.1.1 shall prevent the Vendors nor any of their Subsidiaries from holding for investment purposes only any units of an authorised unit trust and/or not more than 1% of any class of the issued share or loan capital of any company quoted on a recognised investment exchange (as defined in the Financial Services Act 1986) and further provided that the provisions of this clause 12.1.1 shall not prevent any of the Vendors from carrying on any existing employment or activity Disclosed to the Purchaser in the Disclosure Letter; provided, however, that no such Vendor shall actively participate in the design and technical development of new products for their employer that directly competes with the Business;

     12.1.2 in the period from Completion to the third anniversary thereof, canvass, solicit or approach or cause to be canvassed, solicited or approached (in relation to a business which may in any way compete with all or part of the Business) the custom of any Customer;

     12.1.3 in the period from Completion to the third anniversary thereof, interfere or seek to interfere or take such steps as may interfere with supplies to the Company and/or any of the Subsidiaries from any suppliers who shall have been supplying goods or services to the Company or to any of the Subsidiaries for use in connection with the Business at any time during the period of 24 months prior to the date of Completion;

     12.1.4 in the period from Completion to the third anniversary thereof, offer employment to or employ or offer to conclude any Contract of services with employees of the Company or of any of the Subsidiaries or procure or facilitate the making of such an offer by any person, firm or company or entice or endeavour to entice any employees of the Company or of any of the Subsidiaries to terminate their employment with the Company or any of the Subsidiaries;

     12.1.5 at any time after Completion use as a trade or business name or mark or domain name or carry on a business under a title containing the word `Apion' or any other word(s) resembling the same; or

     12.1.6 at any time after Completion disclose to any person whatsoever or use to the detriment of the Company or any Subsidiary or otherwise make use of, or through any failure to exercise all due care and diligence cause any unauthorised use of, any Confidential Information including Know-How relating or belonging to the Company or to any of the Subsidiaries or in respect of which the Company or any of the Subsidiaries is bound by an obligation of confidence to a third party save as required by law or by any court of competent jurisdiction.

     Each undertaking contained in this clause 12.1 shall be read and construed independently of the other undertakings herein as an entirely separate and severable undertaking.

12.2 Severability of covenants

     Whilst the undertakings in clause 12.1 are considered by the parties to be reasonable in all the circumstances, if any one or more should for any reason be held to be invalid but would have been held to be valid if part of the wording thereof was deleted or the period thereof reduced or the range of activities or area covered thereby reduced in scope, the said undertakings shall apply with the minimum modifications necessary to make them valid and effective.

12.3 Information in the public domain

     The restriction contained in clause 12.1.6 shall not extend to any confidential or secret information which may come into the public domain otherwise than through the default of any of the Vendors.

12.4 The restrictions contained in this clause 12 shall not apply to Enterprise Ireland.

13.  INTENTIONALLY OMITTED

14.  RTPA

14.1 Ineffectiveness of restriction pending registration

     If there is any provision of this Agreement. or of any agreement or arrangement of which this Agreement forms part, which causes or would cause this Agreement or that agreement or arrangement to be subject to registration under RTPA, then that provision shall not take effect until the day after particulars of this Agreement or of that agreement or arrangement (as the case may be) have been furnished to the Director General of Fair Trading pursuant to section 24, RTPA.

14.2 Responsibility for registration

     The parties undertake to furnish such particulars as are referred to in clause 14.1 as soon as is reasonably practicable after Completion and within the time limits specified in RTPA.

15.  ANNOUNCEMENTS

15.1 Restrictions on announcements

     No press conference, announcement or other communication concerning Confidential Information or the transactions referred to in this Agreement, or in connection with the Group or otherwise relating to the financial condition or trading or financial prospects of the Group, shall be made or despatched by the Vendors or their agents, employees or advisers to any third party without the prior written consent of the Purchaser save as may be required by any:

     15.1.1    law;

     15.1.2    existing contractual arrangements; or

     15.1.3 any applicable regulatory authority to which the Vendors are subject where such requirement has the force of law,

     provided such communication shall be made only after consultation with the Purchaser.

15.2 Time limit

     The restrictions contained in this clause 15 shall continue to apply after Completion without limit in time.

15.3 Legal and regulatory requirements

     The Purchaser and each of the Vendors undertake to provide all such information known to him or it or which on reasonable enquiry ought to be known to him or as may reasonably be required by the Vendors or the Purchaser in relation to the Group or any member of it for the purpose of complying with the requirements of law or of any applicable regulatory authority to which any of the parties is subject where such requirement has the force of law.

16.  IMPLIED COVENANTS FOR TITLE AND FURTHER ASSURANCE

16.1 Implied covenants for title

     The Law of Property (Miscellaneous Provisions) Act 1994 (LPMPA) applies to all dispositions of property made under or pursuant to this Agreement save that the word "reasonably" shall be deleted from the covenant set out in section 2(1)(b), LPMPA, and the covenant set out in section 3(1), LPMPA shall not be qualified by the words "other than any charges, encumbrances or rights which that person does not and could not reasonably be expected to know about".

16.2 Further assurance

     In addition to clause 16.1, the Vendors shall, from time to time on being required to do so by the Purchaser, now or at any time in the future, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to the Purchaser as the Purchaser may reasonably consider necessary for giving full effect to this Agreement and securing to the Purchaser the full benefit of the rights, powers and remedies conferred upon the Purchaser in this Agreement at the cost and expense of the Vendors. In particular, but without limitation, the Vendors shall offer all reasonable assistance as the Purchaser requests in connection with any negotiations with the Industrial Development Board or Enterprise Ireland.

16.3 Registration

     From and after the date of this Agreement, and following Completion, the Vendors shall (at their own expense) promptly provide all such information, documentation and other assistance as may reasonably be required by the Purchaser in connection with any registration or sale of any of its shares of Common Stock in the United States. The provision of any such information and documentation shall constitute a continuing representation and warranty by the Vendors that such information and documentation is true and accurate and not misleading.

17.  ASSIGNMENT

17.1 Limited assignment

     No party may assign the benefit of this Agreement whether absolutely or by way of security except (in the case of the Purchaser only) by way of an absolute assignment following Completion to an Affiliate of the Purchaser (and provided that the Purchaser shall not be released from any of its obligations hereunder) save that a party may assign such benefit absolutely or by way of security to a person (other than to an Affiliate of the Purchaser as aforesaid) with the prior consent in writing of the other parties, such consent not to be unreasonably withheld or delayed and any purported assignment in contravention of this clause shall be ineffective.

17.2 Successors in title

     Subject to clause 17.1, this Agreement shall be binding upon and enure for the benefit of the personal representatives and permitted assigns and successors in title of each of the parties and references to the parties shall be construed accordingly.

18.  ENTIRE AGREEMENT: REMEDIES

18.1 Entire agreement

     This Agreement together with any documents referred to herein constitutes the whole and only agreement between the parties relating to the subject matter hereof and supersedes and extinguishes any prior drafts, previous agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing between the parties, in connection with the subject matter hereof.

18.2 Remedies

     The rights of the Purchaser under this Agreement are independent, cumulative and without prejudice to all other rights available to it whether as a matter of common law, statute, custom or otherwise.

18.3 Non-exclusion of fraud

     Nothing in this Agreement, the Tax Deed or in any other document referred to herein shall be read or construed as excluding any liability or remedy as a result of fraud.

19.  WAIVER, VARIATION AND RELEASE

19.1 No waiver by omission, delay or partial exercise

     No omission to exercise or delay in exercising on the part of any party to this Agreement any right, power or remedy provided by law or under this Agreement shall constitute a waiver of such right, power or remedy or any other right, power or remedy or impair such right, power or remedy. No single or partial exercise of any such right, power or remedy shall preclude or impair any other or further exercise thereof or the exercise of any other right, power or remedy provided by law or under this Agreement.

19.2 Specific waivers to be in writing

     Any waiver of any right, power or remedy under this Agreement must be in writing and may be given subject to any conditions thought fit by the grantor. Unless otherwise expressly stated, any waiver shall be effective only in the instance and only for the purpose for which it is given.

19.3 Variations to be in writing

     No variation to this Agreement shall be of any effect unless it is agreed in writing and signed by or on behalf of each party.

19.4 Non-release of all Vendors or Warrantors

     Any liability to the Purchaser under this Agreement or under the Tax Deed (when executed) may in whole or in part be released, compounded or compromised or time or indulgence given by the Purchaser in its absolute discretion as regards any of the Vendors or Warrantors under such liability without in any way prejudicing or affecting its rights against any other or others of the Vendors or Warrantors under the same or like liability, whether joint or several or otherwise.

20.  COSTS AND EXPENSES

20.1 Payment of costs

     The Purchaser shall make a contribution towards the Vendors' costs and expenses payable to Broadview International Limited in an amount not to exceed $1,000,000 and towards the Vendors' other out of pocket costs and expenses, in an amount not to exceed $1,000,000. The Purchaser shall only pay any of the foregoing upon delivery of detailed invoices and receipts substantiating the costs and expenses incurred. Subject thereto and save as otherwise stated in this Agreement, each party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement and other agreements forming part of the transaction.

20.2 Company and Subsidiaries to pay no costs

     For the avoidance of doubt, neither the Company nor any of the Subsidiaries shall pay any costs or expenses in connection with any investigation of the affairs of the Group or the negotiation, preparation, execution and carrying into effect of this Agreement, the Tax Deed and the other transactions contemplated hereby.

21.  PAYMENTS

     Save as envisaged in clause 9.6, all payments to be made under this Agreement and/or the Tax Deed shall be made in full without any set-off or counterclaim and free from any deduction or withholding save as may be required by law in which event such deduction or withholding shall not exceed the minimum amount which it is required by law to deduct or withhold and the payer will simultaneously pay to the payee such additional amounts as will result in the receipt by the payee of a net amount equal to the full amount which would otherwise have been receivable had no such deduction or withholding been required.

22.  NOTICES

22.1 Form of notices

     Any communication to be given in connection with the matters contemplated by this Agreement shall except where expressly provided otherwise be in writing and shall either be delivered by hand or facsimile transmission. Delivery by courier shall be regarded as delivery by hand.

22.2 Address and facsimile

     Such communication shall be sent to the address or facsimile number (if any) of the Vendors as referred to in Schedule 1 of this Agreement or to such other address or facsimile number as may previously have been communicated to the Purchaser in accordance with this clause. Each communication shall be marked for the attention of the relevant person. In the case of communication to the Purchaser such communications shall be sent to the address or facsimile number set out below or to such other address or facsimile number as may have been previously communicated to the Vendors in accordance with this clause.

     Purchaser - facsimile number 001 650 817 1693 For the attention of General Counsel

22.3 Deemed time of service

     A communication shall be deemed to have been served:

     22.3.1 if delivered by hand at the address referred to in clause 22.2, at the time of delivery;

     22.3.2 if sent by facsimile to the number referred to in clause 22.2, at the time of completion of transmission by the sender.

     If a communication would otherwise be deemed to have been delivered outside normal business hours (being 9:30 a.m. to 5:30 p.m. on a Business Day) in the time zone of the location of the recipient under the preceding provisions of this clause, it shall be deemed to have been delivered at the next opening of such business hours in such location.

22.4 Proof of service

     In proving service of the communication, it shall be sufficient to show that delivery by hand was made or that the facsimile was despatched and a confirmatory transmission report received.

22.5 Change of details

     A party may notify the other parties to this Agreement of a change to its name, relevant person, address or facsimile number for the purposes of clause 22.1 Provided that such notification shall only be effective on:

     22.5.1 the date specified in the notification as the date on which the change is to take place; or

     22.5.2 if no date is specified or the date specified is less than five clear Business Days after the date on which notice is deemed to have been served, the date falling five clear Business Days after notice of any such change is deemed to have been given.

22.7 Non-applicability to Proceedings

     For the avoidance of doubt, the parties agree that the provisions of this clause 22 shall apply in relation to the service of any writ, summons, order, judgment or other document relating to or in connection with any Proceedings. The Vendors hereby appoint Bigger & Strahan, Solicitors, 89 Royal Avenue, Belfast as their agent for service of process. The Purchaser hereby appoints Phone.com (Europe) Limited, an English Company, as its agent for service of process at its registered office.

23.  DEFAULT INTEREST

23.1 Interest on late payment

     If a party which is required to pay any sum under this Agreement fails to pay any sum payable by it under this Agreement on the due date for payment (the "defaulting party"), it shall pay interest on such sum for the period from and including the due date up to the date of actual payment (after as well as before judgment) in accordance with this clause.

23.2 Amount

     The defaulting party shall pay interest at the rate which is the aggregate of 2% per annum and the base rate from time to time of Barclays Bank plc.

23.3 Basis of payment

     Interest under this clause shall accrue from day to day and shall be paid by the defaulting party payable monthly in arrears.

24.  COUNTERPARTS

24.1 Execution in counterparts

     This Agreement may be executed in any number of counterparts and by the parties on different counterparts, but shall not be effective until each party has executed at least one counterpart.

24.2 One agreement

     Each counterpart shall constitute an original of this Agreement but all the counterparts shall together constitute one and the same agreement.

25.  INVALIDITY

     Each of the provisions of this Agreement is severable. If any such provision is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity or enforceability in that jurisdiction of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

26.  AGREEMENT TO CONTINUE IN FULL FORCE AND EFFECT

     This Agreement together with the Tax Deed, the Hive-Down Agreements, the Shared Services Agreement and the Interpoint Licence shall, to the extent that it remains to be performed, continue in full force and effect notwithstanding Completion.

27.  CONFIDENTIALITY/NO SHOP

27.1 Prohibition on disclosure

     Each of the Vendors hereby undertakes with the Purchaser that it shall both during and after the term of this Agreement preserve the confidentiality of, and not directly or indirectly reveal, report, publish, disclose or transfer or use for its own or any other purposes Confidential Information except:

     27.1.1    in the circumstances set out in clause 27.2;

     27.1.2    to the extent otherwise expressly permitted by this Agreement; or

     27.1.3 with the prior consent in writing of the party to whose affairs such Confidential Information relates.

27.2 Permitted disclosures

     The circumstances referred to in clause 27.1.1  are:

     27.2.1 where the Confidential Information, before it is furnished to any of the Vendors, is in the public domain;

     27.2.2 where the Confidential Information, after it is furnished to any of the Vendors, enters the public domain otherwise than as a result of (i) a breach by any of the Vendors of its obligations in this clause 27 or (ii) a breach by the person who disclosed that Confidential Information of a confidentiality obligation and any of the Vendors is aware of such breach;

     27.2.3 if and to the extent the Vendors make disclosure of the Confidential Information to any person:

     (a)       in compliance with any requirement of law;

     (b) in response to a requirement of any applicable regulatory authority to which the Vendors are subject where such requirement has the force of law;

     (c) in order to obtain tax or other clearances or consents from the Inland Revenue or other relevant taxing or regulatory authorities; or

     (d)       to the professional advisers of  the Vendors.

     provided that any such information disclosable pursuant to paragraphs (a),
     (b) or (c) of clause 27.2.3 shall be disclosed only to the extent required by law and only after consultation with the Purchaser.

27.3 No time limit

     The restrictions contained in this clause shall continue to apply after Completion without limit in time.

27.4 No Shop

Between the date of this Agreement and the date referred to in clause 2.3 (or any later date as may be agreed between the parties for the purpose of that clause):

     27.4.1 the Vendors will not (and shall procure that the Company will not), directly or indirectly, through any officer, director, employee, affiliate or agent or otherwise, take any action to solicit, initiate, seek, entertain, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any third party regarding any acquisition of the Company, any merger or consolidation with or involving the Company, or any acquisition of any material portion of the stock or assets of the Company including the grant of any licence to any intellectual property of the Company other than licenses in the ordinary course of business related to the sale of the Company's products. The Vendors agree that any such negotiations (other than negotiations with the Purchaser) in progress as of the date of this Agreement will be suspended during such period and that neither the Company nor its shareholders will accept or enter into any agreement, arrangement or understanding regarding any such third party acquisition transaction during such period

27.5 If the Company or any of its shareholders, officers, directors, employees, affiliates or agents receives any proposal for, or inquiry respecting, any third party acquisition, transaction involving the Company or any request for nonpublic information in connection with any such proposal or inquiry, the Company and or the relevant shareholder will immediately notify the Purchaser, describing in detail the identity of the person making such proposal or inquiry and the terms and conditions of such proposal or inquiry.

28.  GOVERNING LAW AND JURISDICTION

28.1 English law

     This Agreement shall be governed by and construed in accordance with English law.

28.2 Courts of England and Wales

     The parties to this Agreement irrevocably agree that, for the exclusive benefit of the Purchaser, the courts of England shall have jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and that accordingly any Proceedings may be brought in such courts.

29.  HIVE-DOWN

29.1 Notwithstanding anything to the contrary in the Hive-Down Agreements, or any Contract entered into in connection with the Hive-Down, the assignee will have assumed all liabilities of whatsoever nature, whether absolute or contingent, accrued or unaccrued, of any member of the Group relating to:

     29.1.1    the Services Business;

     29.1.2 any officers, directors, employees or consultants of the Services Business including without limitation, any health, pension or other benefits.

29.2 Notwithstanding anything to the contrary in the Hive Down Agreements or any Contract entered into in connection therewith, the only assets of any member of the Group which are being conveyed to the assignee upon completion of the Hive-Down are assets which prior to the date of this Agreement were used exclusively in the provision of the Services Business. Following the Completion of the Hive-Down, the Group will continue to own all assets necessary or desirable for it to conduct the Business.

29.3 Notwithstanding anything to the contrary in the Hive Down Agreements or any Contract entered into in connection therewith all employees of the Group who have a right pursuant to TUPE or any other employment legislation to have their employment transferred to the assignee have been so transferred and no employees have been transferred who would not automatically transfer under TUPE (unless in either case, the employee has agreed thereto).

29.4 Notwithstanding anything to the contrary in the Hive Down Agreements or any Contract entered into in connection therewith, the Hive Down shall be completed in compliance with all applicable law in any jurisdiction.

29.5 Notwithstanding anything for the contrary in the Hive Down Agreements or any Contract entered into in connection therewith:

     29.5.1 all taxes incurred by any person in connection with the Hive Down will be paid by assignee;

     29.5.2 all assets will be transferred to assignee on an as is where is basis with limited title guarantee; and

     29.5.3 the Vendors for themselves and on behalf of the assignee irrevocably disclaim and waive the benefit of any representation, warranty, indemnity or guarantee given or made at any time, including after the date of this Agreement or after Completion by any member of the Group or Purchaser in the Hive Down Agreements in connection with the Hive-Down or, relating to the assets, liabilities and employees transferred pursuant to the Hive-Down.

AS WITNESS the hands of the parties or their duly authorised representatives on the date first appearing at the head of this Agreement.

                                  SCHEDULE 1

                                  The Vendors

       (1)                                  (2)                   (3)

Name, Address                      Number and class of    Entitlement to shares
and Facsimile Number               Ordinary shares held

Gilbert Little                           2,932 `A'              331,446
1, Southwinds,
Ulverton Road,
Dalkey, Co. Dublin

Laurence Quinn                       463 `A' Ordinary            52,340
75, Offington Avenue,
Sutton
Dublin 13.

Joseph Cunningham                    463 `A' Ordinary            52,340
8, Parkview,
Castleknock,
Dublin 15.

Enterprise Ireland                   977 `A' Ordinary           110,444
Wilton House,
Wilton Place,
Dublin 2.

Mayfair Venture Capital Limited    2,737 `A' Ordinary           309,403
Europort 932
Gibraltar

Fax +350 433 70

Mehran Mirahmadi                     610 `A' Ordinary            68,957
45, Shannagary,
Miltown Road,
Miltown,
Dublin 6.

Vincent Daly                       1,053 `A' Ordinary           119,036
Ardnacree
Kerrymount Avenue,
Foxrock,
Dublin 18.

David Megan                          476 `A' Ordinary            53,809
Eglinton Lodge,

Eglinton Terrace,
Dundrum,
Dublin 14.

Paul Tierney                         289 `A' Ordinary            32,670
38, Offington Avenue
Sutton,
Dublin 13.

Denis Murphy                         132 `B' Ordinary            16,580
10, Laganvale Court,
Stranmillis,
Belfast

Richard McConnell                    132 `B' Ordinary            16,580
21, Rosemount Park,
Ballygowan Road,
Belfast

Michael Curran                       131 `B' Ordinary            16,454
72, Teconnaught Road,
Crossgar,
Co. Down.

Liam McQuillan                       131 `B' Ordinary            16,454
38, Mount Michael Park,
Four Winds,
Belfast.

                                  SCHEDULE 2

                               THE PARTICIPANTS

                                  SCHEDULE 3

                 Directors of the Company and the Subsidiaries


Name of Director                   Directorships held
----------------                   ------------------

Gilbert Little                     The Company, AL, ATL

Laurence Quinn                     The Company, AL, ATL

Vincent Daly                       The Company, AL, ATL

Joseph Cunningham                  The Company, AL, ATL

David Megan                        AL, ATL

Denis Murphy                       The Company, AL

Richard McConnell                  The Company, AL

John McNamara                      The Company, AL

Michael Murray                     The Company, AL

                                  SCHEDULE 4

                                    Part 1

                                  Properties

(1)                   (2)               (3)                  (4)                  (5)
Description           Tenure            Registered or        Title number and     Existing use
of Property                             unregistered         grade of title
                                                             (if registered)
Charles House         Leasehold         Unregistered         N/A                  Offices
103/111 Donegall
Street, Belfast

Units 5 + 7-19 + 24   Leasehold         Unregistered         N/A                  Offices
and Resource
Centre at 2/nd/ floor,
Interpoint Building,
20/24 York Street,
Belfast

Units 4, 20, 21 + 22  Leasehold         Unregistered         N/A                  Offices
at 2/nd/ floor,
Interpoint Building,
20/24 York Street
Belfast

Blindgate House       Leasehold         Unregistered         N/A                  Offices
Bachelors Lane
Drogheda
County Louth

                                    Part 2

                                    Leases

(1)                          (2)                 (3)                  (4)                       (5)
Property                     Date                 Term                Parties                   Current yearly
                                                                                                rent
Charles House                8.7.1999            15 years from        Merit Investments         (Pounds)133,260
103/111 Donegall                                 9.7.1999             & Properties Ltd          plus VAT
Street, Belfast                                                       (1) and Apion Ltd (2)


Units 5 + 7-19 +             7/8/1998            5 years from         SBFT Ltd (1) and          (Pounds)83,672
24 and Resource                                  1/7/1998             Apion Ltd (2)             plus VAT
Centre at 2/nd/
floor,
Interpoint
Building,
20/24 York
Street, Belfast

Units 4, 20, 21             19/4/1999            4 years and 6        SBFT Ltd (1) and          (Pounds)15,508
+ 22 at 2/nd/                                    months from          Apion Ltd (2)             plus VAT
floor,                                           1/1/1999
Interpoint
Building, 20-24
York Street,
Belfast

Blindgate House             Tenancy at Will                                                     (Pounds)4,125 per
Bachelors Lane                                                                                  quarter
Drogheda
County Louth
Floors 1 and 2



                                    Part 3

                                Inferior Leases


                                     NONE

                                  SCHEDULE 5

                               The Subsidiaries

 Name and            Date of                Share capital Authorised                   Held By         Beneficially owned by
 number of        incorporation                      Issued
 subsidiary
    AL              11/05/95                        990,000
                                                                                     The Company                The
                                                10,000 Class A                                                Company
                                                    issued

   ATL               2/1/98                   IR(Pounds)100,000                    Gilbert Little 1
                                                                                          ord
                                         1000 Ord @ (Pounds)1 issued                                            The
                                                                                    Laurence Quinn            Vendors/1/

                                                                                        1 ord

                                                                                     The Company                The
                                                                                                              Company
                                                                                       998 ord

  Balmore            9/9/99         (Pounds)1,000,000 ord @ (Pounds)1 each          Paul Tierney
Enterprises
  Limited                                      2 ord issued                            1 ord                    AL

                                                                                         AL

                                                                                       1 ord

  Rowarth                           (Pounds)1,000,000 ord @ (Pounds)1 each          Paul Tierney
  Limited
                                               2 ord issued                            1 ord                   ATL

                                                                                        ATL

                                                                                       1 ord

  Ardros             9/9/99                 (Pounds)1,000,000                       Paul Tierney
Contractors
  Limited                                 Ord @ (Pounds)1 each                         1 ord                    AL

  NI36893                                     2 Ord issued                               AL



_________________________
/1/ Other than Denis Murphy, Richard McConnell, Richard Curran and Liam
    McQuillan

                                  SCHEDULE 6

                                The Warranties

(Note that under clause 1.11 references herein to the Company shall be deemed to include a corresponding reference to the Subsidiaries and each of them severally and references to the Accounts are to those of the Company or the relevant Subsidiary, as the case may be.)

In this Schedule:

"Department" means the Department of Economic Development or any successor body or authority in which the functions of the Department under the Companies Orders are vested;

"Fair Employment Acts" means the Fair Employment (Northern Ireland) Act 1976 and the Fair Employment (Northern Ireland) Act 1989;

"Secretary of State" means Secretary of State for Trade and Industry;

"Planning Acts" means the Planning (Northern Ireland) Order 1991 and all amendments thereof;

                                    Part 1

                              General Warranties



1.   Preliminary

1.1  Information

     1.1.1 The facts set out in the recitals and the schedules and all information contained in the Disclosure Documents and the Diligence Files are true and accurate and not misleading in any material respect. Insofar as any such information amounts to a forecast or an expression of opinion, intention or expectation, such information is so far as the Warrantors are aware fair and honest but no Warranty is made as to any future event or future result.

     1.1.2 There is no fact or matter which has not been Disclosed in writing which renders any such information untrue, inaccurate or misleading or the disclosure of which might reasonably affect the willingness of a willing purchaser to purchase the Shares on the terms of this Agreement.

     1.1.3 The information Disclosed in writing to the Purchaser or its representatives or professional advisers of the Purchaser by the Warrantors and the Directors, officers or other officials of the Company regarding the current financial and trading position and status of contractual negotiations of the Company comprises all information which is material for the reasonable assessment of the financial and trading prospects of the Company.

1.2  Power to contract

     Each Vendor and Covenantor (as defined in the Tax Deed) has full power to enter into and perform this Agreement and the Tax Deed respectively and this Agreement constitutes, and the Tax Deed when executed will constitute, binding obligations on each Vendor or Covenantor (as the case may be) in accordance with their terms.

2.   THE COMPANY

2.1  The particulars of the Company set out in the recitals, Schedule 3 and
     Schedule 5 are true and complete.

2.2  Memorandum and articles of association

     The copy of the memorandum and articles of association of the Company which is comprised in the Disclosure Documents is true and complete in all respects and has embodied in it or annexed to it a copy of every such resolution and agreement as is referred to in Article 388 (4) Companies (Northern Ireland) Order 1986 and Article 70 of the Insolvency (Northern Ireland) Order 1989 (or, in the case of the Irish Companies, section 143(4) of the Companies Act 1963) and the Company has at all times carried on its business and affairs in all respects in accordance with its memorandum and articles of association and all such resolutions and agreements.

2.3  Statutory returns

     The Company has complied with the provisions of the Companies Law and all returns, particulars, resolutions and other documents required to be filed with or delivered to the Registrar of Companies or to any other authority whatsoever by the Company have been correctly and properly prepared and so filed or delivered and all statutory records required to be kept by the Company have been properly kept and will be so kept until Completion.

2.4  Share capital

     2.4.1 The Shares constitute the whole of the issued share capital of the Company. There is no Encumbrance or any form of agreement (including conversion rights and rights of pre-emption) on, over or affecting the Shares or any unissued shares, debentures or other securities of the Company and there is no agreement or commitment to give or create any of the foregoing. No claim has been made by any person to be entitled to any of the foregoing and no person has the right (exercisable now or in the future and whether contingent or not) to call for the issue of any share or loan capital of the Company under any of the foregoing. The Vendors are entitled to sell and transfer, or procure the sale and transfer of, the Shares to the Purchaser with full title guarantee as such term is expressed to have effect pursuant to clause 16 and otherwise on the terms set out in this Agreement.


     2.4.2  The Company has not at any time:

     (a) repaid, redeemed or purchased (or agreed to repay, redeem or purchase) any of its own shares, or otherwise reduced (or agreed to reduce) its issued share capital or any class of it or capitalised (or agreed to capitalise) in the form of shares, debentures or other securities or in paying up any amounts unpaid on any shares, debentures or other securities, any profits or reserves of any class or description or passed (or agreed to pass) any resolution to do so; or

     (b) directly or indirectly provided any financial assistance for the purpose of the acquisition of shares in the Company or any holding company of the Company or for the purpose of reducing or discharging any liability incurred in such an acquisition whether pursuant to (in the case of the NI Companies) Part VI, Chapters VI and VII of the Companies (Northern Ireland) Order 1986 or otherwise, or (in the case of the Irish Companies) section 60 of the Companies Act 1963 or
            Part XI of the Companies Act 1990.

     2.4.3 Balmore Enterprises Limited and Rowarth Limited have no assets or liabilities of any nature other than (Pounds)2 share capital each and any executory rights under the Hive-Down Agreements.

2.5  Solvency

     The Company has not stopped payment and is not insolvent nor unable to pay its debts according to Article 103, Insolvency (Northern Ireland) Order 1989, or (in the case of the Irish Companies) section 214 of the Companies Act 1963. No order has ever been made or petition presented or resolution passed for the winding up of the Company and no distress, execution or other process has ever been levied on any of its assets. No administrative or other receiver has been appointed by any person over the business or assets of the Company or any part thereof, nor has any order been made or petition presented for the appointment of an administrator or examiner in respect of the Company.

3.   CONNECTED BUSINESS

3.1  Subsidiaries

     The particulars of the Subsidiaries and Associated Companies set out in
     Schedule 5 are true and complete and the shares in the Subsidiaries are held by the Company free from all Encumbrances and with all rights now or hereafter attaching thereto.

3.2  Connected transactions

     The Company:

     3.2.1 is not and has not agreed to become the holder or owner of any class of any shares, debentures or other securities of any other body corporate (whether incorporated in the United Kingdom or elsewhere) other than the Subsidiaries and the Associated Companies;

     3.2.2 has not agreed to become a subsidiary of any other body corporate or under the control of any group of bodies corporate or consortium;

     3.2.3 is not and has not agreed to become a member of any partnership, joint venture, consortium or other unincorporated association other than a recognised trade association or agreement or arrangement for sharing commissions or other income;

     3.2.4 has no branch, place of business or substantial assets outside Northern Ireland, or (in the case of the Irish Companies) Ireland or any permanent establishment (as that expression is defined in any relevant Order in Council made pursuant to section 788, ICTA 1988) in any country outside the United Kingdom, or (in the case of the Irish Companies) Ireland; and

     3.2.5 save as otherwise Disclosed pursuant to paragraphs 3.2.1 to 3.2.4, does not have any interest, legal or beneficial, in any shares or other capital or securities or otherwise howsoever in any other firm, company, association, venture or legal person or entity.

4.   ACCOUNTS

4.1  General

     The Accounts:

     4.1.1 were prepared in accordance (and comply) with the requirements of the Companies Law and all other applicable statutes and regulations, adopting accounting principles and practices generally accepted at the date hereof in the United Kingdom and Ireland and in compliance with all applicable SSAPs and FRSs and on a basis consistent with preceding accounting periods of the Company and with the books of account of the Company and are true and accurate in all material respects;

     4.1.2 disclose a true and fair view of the assets, liabilities and state of affairs of the Company at the Balance Sheet Date and of its profits for the financial year ended on such date;

     4.1.3 contain full provision or reserve for bad and doubtful debts and for depreciation on fixed assets, which provision or reserve was when made and is now adequate;

     4.1.4 contain a note of all capital commitments of the Company at the Balance Sheet Date, which note was when made and is now adequate, fair and not misleading;

     4.1.5 contain proper and adequate reserves or provision for all Taxation, including deferred taxation as defined in SSAP 15 (sufficient provision being made in a deferred taxation account for any corporation tax on chargeable gains and balancing charges that would arise on the sale of all fixed assets at the values attributed to them in the Accounts);

     4.1.6 disclose, note or provide as appropriate for all liabilities of the Company which were known, actual or contingent (including contingent liabilities to customers and contingent liabilities for Taxation);

     4.1.9 reflect all the fixed and loose plant and machinery, equipment, furniture, fittings and vehicles used by the Company at the Balance Sheet Date and (apart from depreciation in the ordinary course of business) their value is not less than at the Balance Sheet Date and none has been acquired for any consideration in excess of its net realisable value at the date of such acquisition or otherwise than by way of a bargain at arm's length.

4.2  Profits

     The profits of the Company for the three years ended on the Balance Sheet Date or where a Company does not have 3 years Accounts from the date of its incorporation as shown by the Accounts and by the audited accounts of the Company for previous periods delivered to the Purchaser and the trend of profits shown by them have not (except as disclosed in them) been affected to a material extent by inconsistencies of accounting practices, by the inclusion of non-recurring items of income or expenditure, by transactions entered into otherwise than on normal commercial terms or by any other factors rendering such profits for all or any of such periods exceptionally high or low.

4.3  Books of account

     All accounts, books, ledgers, financial and other necessary records of whatsoever kind of the Company (including all invoices and other records required for VAT purposes):

     4.3.1 have been fully, properly and accurately maintained, are in the possession of the Company and contain true and accurate records of all matters including those required to be entered in them by the Companies Law and any other Acts or regulations or orders for the time being in force and no notice or allegation that any of the same is incorrect or should be rectified has been received;

     4.3.2 do not contain or reflect any material inaccuracies or discrepancies;

     4.3.3 give and reflect a true and fair view of the matters which ought to appear in them and in particular of the financial, contractual and trading position of the Company and of its plant and machinery, fixed and current assets and liabilities (actual and contingent), debtors and creditors; and

     4.3.4 contain accurate information in accordance with generally accepted accounting principles relating to all transactions to which the Company has been a party and the Accounts do not overstate the value of any asset or understate any liability of the Company at the Balance Sheet Date.

5.   POST-BALANCE SHEET DATE EVENTS

5.1  Since the Balance Sheet Date, the Company:

     5.1.1 has carried on its business in the ordinary and usual course and without entering into any transaction, assuming any liability or making any payment not provided for in the Accounts which is not in the ordinary course of business and without any interruption or alteration in the nature, scope or manner of its business and nothing has been done which would be likely to prejudice the interests of the Purchaser as a prospective purchaser of the Shares;

     5.1.2 has not experienced and nor has there become apparent any material deterioration in its financial position or turnover or suffered any diminution of its assets by the wrongful act of any person and the value of its net assets is not materially less than the value of its net assets at the Balance Sheet Date and the Company has not had its business or profitability materially and adversely affected by the loss of any important Customer or source of supply or by any abnormal factor not affecting similar businesses to a like extent and there are no facts which are likely to give rise to any such effects;

     5.1.3 has not acquired or disposed of or agreed to acquire or dispose of any assets or assumed or incurred or agreed to assume or incur any material liabilities (actual or contingent) otherwise than in the ordinary course of business;

     5.1.4 has not declared, made or paid any dividend, bonus or other distribution of capital or income (whether a qualifying distribution or otherwise) or paid (or agreed to pay) any management charge and (excluding fluctuations in overdrawn current accounts with bankers) no loan or loan capital of the Company has been repaid in whole or in part or has become due or is liable to be declared due by reason of either service of a notice or lapse of time or otherwise howsoever;

     5.1.5 has not carried out or entered into any transaction and no other event has occurred in consequence of which (whether alone or together with any one or more transactions or events occurring before, on or after the date of this Agreement) any liability of the Company to Taxation has arising or will arise (or would have arisen or would or might arise but for the availability of any relief, allowance, deduction or credit) other than corporation tax on the actual income (not chargeable gains or deemed income) of the Company arising from transactions entered into in the ordinary course of business, income tax under the PAYE system and national insurance and social security contributions in respect of persons employed by it since the Balance Sheet Date and VAT in respect of taxable supplies made by it in the ordinary course of business since the Balance Sheet Date;

     5.1.6 has not made any change to the remuneration, terms of employment, emoluments or pension benefits of any present or former director, officer or employee of the Company who on the Balance Sheet Date was entitled to remuneration in excess of (Pounds)50,000 per annum and has not appointed or employed any additional director, officer or employee entitled as aforesaid;

     5.1.7 has received payment in full on their due dates of all debts owing to the Company shown in the Accounts (subject to any provision for bad and doubtful debts made in the Accounts), has not released any debts in whole or in part and has not written off debts in an amount exceeding (Pounds)50,000 in the aggregate;

     5.1.8 has not entered into Contracts involving capital expenditure in an amount exceeding in the aggregate (Pounds)100,000;

     5.1.9 has not become aware that any event has occurred which would entitle any third party to terminate any Contract or any benefit enjoyed by it or call in any money before the normal due date therefor;

     5.1.10 has not purchased stocks in quantities or at prices materially greater than was the practice of the Company prior to the Balance Sheet Date,

     5.1.11 has paid its creditors within the times agreed with such creditors and does not have any debts outstanding which are overdue for payment by more than four weeks;

     5.1.12 has not borrowed or raised any money or taken any financial facility (except such short term borrowings from bankers as are within the amount of any overdraft facility which was available to the Company at the Balance Sheet Date) or since the Balance Sheet Date renegotiated or received any notice from any banker that such banker wishes to renegotiate any overdraft facility available to the Company at the Balance Sheet Date;

     5.1.13 has not made any change to its accounting reference date and no accounting period of the Company has ended since the Balance Sheet Date;

     5.1.14 has not made a payment or incurred an obligation to make a payment which will not be deductible in computing trading profits for the purposes of corporation tax or as a management expense of the Company; and

     5.1.15 (including any class of its members) has not passed any resolution whether in general meeting or otherwise.

6.   TRANSACTIONS WITH THE VENDORS, DIRECTORS AND CONNECTED PERSONS

6.1  Loans and debts

     There is not outstanding:

     6.1.1 any indebtedness or other liability (actual or contingent) owing by the Company to any Vendor or any Affiliate of any Vendor or Director or any Connected Person or owing to the Company by any Vendor [or any Affiliate of any Vendor] or Director or any Connected Person; or

     6.1.2 any guarantee or security for any such indebtedness or liability as aforesaid.

6.2  Arrangements with Connected Persons

     6.2.1 There is not outstanding, and there has not at any time during the last six years been outstanding, any agreement, arrangement or understanding (whether legally enforceable or not) to which the Company is a party and in which any Vendor, Affiliate of any Vendor, Director or former director of the Company or any Connected Person is or has been interested whether directly or indirectly.

     6.2.2 The Company is not a party to, nor has its profits or financial position during the last six years been affected by, any agreement or arrangement which is not entirely of an arm's length nature.

6.3  Competitive interests

     6.3.1 No Vendor, Affiliate of any Vendor, Director, former director of the Company nor any Connected Person, either individually, collectively or with any other person or persons, has any estate, right or interest, directly or indirectly, in any business other than that now carried on by the Company which is or is likely to be or become competitive with any aspect of the Business of the Company save as registered holder or other owner of any class of securities of any company if such class of securities is listed on any recognised investment exchange (as defined in the Financial Services Act 1986) and if such person (together with Connected Persons and Affiliates) holds or is otherwise interested in less than 5 % of such class of securities.

     6.3.2 The Vendors either individually, collectively or with any other person or persons are not interested in any way whatsoever in any Intellectual Property used and not wholly owned by the Company.

6.4  Benefits

     6.4.1 No Connected Person or Affiliate of any Vendor, Director or former director of the Company is entitled to or has claimed entitlement to any remuneration, compensation or other benefit from the Company.

7.   FINANCE

7.1  Borrowings

     7.1.1 Full and accurate details of all loan, overdraft and other financial facilities available to the Company (and the amounts drawn thereunder as at a date not more than two days before the date of this Agreement) have been Disclosed and neither the Vendor nor the Company have done anything whereby they may be prejudiced. The total amount borrowed by the Company from any source does not exceed any limitation on its borrowing powers contained in the Articles of Association of the Company or in any debenture or loan stock trust deed or instrument or any other document executed by the Company and the amount borrowed by the Company from each of its bankers does not exceed the overdraft facility agreed with such banker. The Company has no outstanding loan capital (nor has it agreed to create or issue) any loan capital nor has it factored any of its debts or engaged in financing of a type which would not require to be shown or reflected in the Last Accounts.

7.2  Debts owed to the Company

     7.2.1 All debts owed to the Company are collectable in the ordinary course of business and each such debt will realise in full its face value within three months of its due date for payment. None of the Company, the Vendors or the Warrantors considers any of the debts owing to the Company (but which are not yet due) to be irrecoverable in whole or in part. The Company does not own the benefit of any debt (whether present or future) other than debts which have accrued to it in the ordinary course of business. The debts owing to the Company shown in the Accounts (subject to any provision for bad or doubtful debts made in the Accounts) were paid in full on their due dates.

7.3  Bank accounts

     7.3.1 Particulars of the balances on all the Company's bank accounts as at a date not more than two working days before the date of this Agreement have been Disclosed and the Company does not maintain any other accounts with any bank or other deposit-taker. Since the date of such particulars there have been no payments out of any such bank accounts except for routine payments which have been Disclosed.

     7.3.2 All unpresented cheques drawn by the Company have been Disclosed and there are no such unpresented cheques drawn otherwise than in the normal course of business.

7.4  Working capital

     7.4.1 Having regard to its existing banking and other facilities, the Company has sufficient working capital for the purpose of continuing to carry on its business and for the purposes of executing, carrying out and fulfilling in accordance with their terms all orders, projects and contractual obligations which have been placed with or undertaken by the Company and remain outstanding.

7.5  Financial facilities

     7.5.1 The Warrantors have Disclosed full details and true and correct copies of all documents relating to all debentures, acceptance credits, overdrafts, loans or other financial facilities outstanding or available to the Company and all Encumbrances to which any asset of the Company is subject. Neither the Warrantors nor the Company have done anything whereby the continuance of any such facility or Encumbrance in full force and effect might be affected or prejudiced.

7.6  Grant

     7.6.1 Save as Disclosed, the Company has not applied for or received any grant, subsidy or financial assistance of any kind from any Government Department or agency or any local, national, supranational or other authority or body.

     7.6.2 The Company has not done, or omitted to do, any act or thing which could result and neither the acquisition of the Shares by the Purchaser nor the Hire-Down will not result in all or any part of any or being grant, subsidy or other similar payment made or due to be made to it becoming repayable forfeited or withheld in whole or in part.

7.7  Options and guarantees

     7.7.1 The Company is not responsible for the indebtedness of any other person nor party to any option or pre-emption right or any guarantee, suretyship or any other obligation (whatever called) to pay, purchase or provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities or the purchase of assets or services or otherwise) for the payment of, or as an indemnity against the consequence of default in the payment of, any indebtedness of any other person.

     7.7.2 No person other than the Company or a Subsidiary has given any guarantee of or security for any overdraft, loan or loan facility granted to the Company or any Subsidiary.

7.8  Payment of obligations

     7.8.1 There has been no delay by the Company in the payment of any material obligation due for payment.

THE PROPERTIES

8.1  General

     8.1.1 The Properties comprise all the land and premises owned, controlled, used or occupied by the Company and all the rights or interests vested in the Company relating to any land and premises at the date hereof and the particulars set out in Schedule 4 are true and accurate and not misleading.

     8.1.2 Those of the Properties which are occupied or otherwise used by the Company in connection with their business are occupied or used by right of ownership or under lease or licence, the terms of which permit such occupation of use.

     8.1.3 Where, in relation to any of the Properties, the Company has reached an agreement governing its current use or occupation of the Property or where it has entered into option or pre-emption agreements (or any similar agreements) in relation to any lands adjacent to the Properties, details of those have been Disclosed and the originals of all of the relevant agreements have been properly stamped and registered and have been furnished to the legal advisers of the Purchaser for inspection.

     8.1.4 The title of the Company to the Properties is free from any caution, inhibition or notice and no matter exists which is capable of registration against any of the Properties or affecting the title to the Properties without the formality of registration.

     8.1.5 Where the title to the Properties or any part thereof is unregistered, no event has occurred in consequence of which compulsory registration should have been effected under the provisions of the Land Registration Act (Northern Ireland) 1970 and he Properties do not lie within the area of compulsory registration.

     8.1.6     The Company has not:

     (a) surrendered any lease, licence or tenancy to the landlord without first satisfying itself that the landlord had good title to accept such surrender and without receiving from the landlord an absolute release from all liability arising under such lease, licence or tenancy;

     (b) assigned, or otherwise disposed of, any lease, licence or tenancy without receiving a full and effective indemnity from the assignee or transferee in respect of its liability under such lease, licence or tenancy;

     (c) been a guarantor of a tenant's liability under any lease, licence or tenancy; or

     (d) assigned or otherwise disposed of any leasehold property in such a way that it retains any other residual liability in respect thereof.

     8.1.7 Where the Company is shown as the lessee of any of the Properties, it is the legal and beneficial owner of the leasehold title and has Legal and Beneficial Title to the same and is in sole and undisputed occupation thereof.

     8.1.8 The Company has in its possession or unconditionally held to its order all the documents of title and other documents and papers necessary to prove title thereto and all such deeds and documents are properly stamped and registered relating to each of the Properties.

     8.1.9 The Properties, title deeds and documentation relating thereto, and all fixtures and fittings and plant, equipment and other chattels on the Properties, are not subject to any Encumbrance or overriding interest nor is there any person in possession or occupation of or who has or claims any right of any kind in respect of any of the Properties adversely to the estate, interest, right or title therein of the Company;

     8.1.10 The Properties are free from any mortgage, debenture, charge, rent charge, lien or other encumbrance securing the repayment of monies or any other obligation or liability of the Company or any other party.

     8.1.11 There are no rights, interests, covenants, restrictions, reservations. licences or easements or any disputes or outstanding notices (whether given by a landlord, a local authority or any other person) nor (without prejudice to the generality of the foregoing) are there any other matters or things which adversely affect the proper use and enjoyment of any of the Properties for the purpose of the business now being carried on at the Properties by the Company.

     8.1.12 There has been no dealing with any of the Properties otherwise than at arm's length and in particular no dealing at an undervalue which may give rise to a claim for improper stamping or setting aside.

     8.1.13 None of the Properties is subject to the payment of any outgoings other than the commercial rates and taxes and all sums due to date in respect thereof have been paid.

     8.1.14 No proposal relating to the rateable value of any of the Properties has been determined by the Valuation and Community Charge Tribunal or Land Tribunal (or, in the case of the Irish Companies, any local or other rating authority) and there is no subsisting proposal to challenge the rateable value of any of the Properties.

     8.1.15 There are no disputes affecting any of the Properties which would restrict or terminate the continued possession, occupation or enjoyment of any of the Properties or with any adjoining or neighbouring owner in relation to boundaries, easements, rights or means of access to the Properties.

     8.1.16    Each of the Properties:

     (a) enjoys access and egress over roads and footpaths which have been adopted by the appropriate highway authority and are maintainable at the public expense;

     (b) drains foul sewage and surface water to public sewers, is served by water, electricity, gas and telephone utilities and either the pipes, sewers, wires, cables, conduits and other conducting media serving the Properties connect directly to the mains without passing through land in the occupation or ownership of any third party or, if they do not, each of the Properties has the benefit of all necessary easements and rights for the maintenance and use thereof and such rights are held on terms which do not entitle any person to terminate or curtail the same; and

     (c) has the benefit of all other easements and rights necessary for its proper use and enjoyment for the purposes of the business now being carried on at the Properties by the Company and such easements and rights are held on terms which do not entitle any person to terminate or curtail the same.

     8.1.17 Where the Company or any predecessor in title has sold off or has agreed to sell off land adjoining or near to any of the Properties, there were or will be excepted and reserved to the Company all necessary and appropriate easements and other rights for the benefit of the Properties.

     8.1.18 The Company has not entered into any commitment (whether legally binding or not) and the Company is not party to any subsisting agreement with any person or company whereby a fee (including but not limited to an abort fee) will be paid to such person or company in respect of the management, use, development, letting or sale of any of the Properties.

     8.1.19 There are no unpaid charges for the construction or adoption of any road or sewer or other service serving the Property.

8.2  Planning

     8.2.1 In relation to each of the Properties, its existing use is set out in Part 1 of Schedule 4 ("Existing Use").

     8.2.2 To the best of the Company's knowledge after due enquiry the Properties and all developments thereto and thereon (including any quarrying activity) comply in all material respects with the provisions of the Planning Acts, bye laws and Building Regulations or similar legislation and all permissions, licences or consents issued thereunder are unconditional or are subject to conditions which have been satisfied or are subject to continuing conditions which are not onerous and all of which have been and are being complied with.

     8.2.3 There are no lawfully enforceable restrictions or prohibitions which restrict or prohibit the Existing Use of any of the Properties.

     8.2.4 The Existing Use of each of the Properties is the permitted use under the Planning (Northern Ireland) Order 1991 and is not a temporary or personal use.

     8.2.5 The user of each of the Properties is the permitted user under the Planning Acts and such user is not of a temporary nature.

     8.2.6 All development carried out in relation to each of the Properties has been lawful and all necessary consents and permissions have been obtained for such development.

     8.2.7 The consents and permissions referred to in paragraph 8.2.4 are valid, subsisting and unimpeachable and are also either unconditional or subject only to conditions which have been satisfied so that nothing further remains to be done thereunder.

     8.2.8 The Company is not aware of any resolution, proposal, order or act made or contemplated for the compulsory acquisition of any of the Properties by the local or any other authority nor any outstanding order, notice or other requirement of any such authority that affects the Existing Use of any of the Properties or involves expenditure in compliance with it nor any other circumstances which may result in any such order or notice being made or served or which may otherwise affect any of the Properties.

     8.2.9 No compensation has been received consequent upon a refusal of any planning permission affecting any of the Properties or the imposition of any restrictions in any such planning permission and no such planning permission is suspended.

     8.2.10 None of the buildings or other structures or erections on any of the Properties have been listed under Article 42, Planning (Northern Ireland) Order 1991 nor has the relevant local authority made or resolved to make any noise abatement zone order under Article 43 of the Pollution Control and Local Government (Northern Ireland) Order 1978 for any of the areas in which any of the Properties are included.

     8.2.11 None of the Properties is within an area of archaeological importance nor is any building or erection on any of the Properties a scheduled monument within the meaning set out in the Historic Monuments and Archaeological Objects (Northern Ireland) Order 1995.

8.3  Statutory and Other Obligations

     The Company has complied and is complying with all applicable statutory and local requirements in relation to the Properties occupied by it, the use thereof, the business carried out thereat and the employment of persons, plant and equipment therein.

8.4  Leasehold Properties

     8.4.1

     (a) All leases (which expression includes underleases and tenancy agreements, contractual licences and other similar agreements) under which the Company holds or exercises rights in respect of the Properties are:

               (i)   valid and in full force;

               (ii) reduced to writing and duly executed by both parties, and have been furnished for inspection by the Purchaser's legal advisers; and

               (iii) duly stamped and registered (where applicable)

     (b) The Company has paid all rent and performed and observed in all material respects all covenants and conditions on the part of the tenant contained in the leases under which the Properties are held.

     (c) There are no material subsisting breaches or any material non-performance or observance of any covenant, condition or agreement contained in any lease under which the Properties are held whether on the part of the tenant, the landlord or either of their predecessors in title.

     (d) There have been no supplemental agreements entered into or variations made to any of the Leases, other than those in respect of which the relevant supplemental agreements or variations have been furnished to the Purchaser's legal advisers for inspection.

     (e) No notices have been served either under the terms of any lease or any applicable Statute.

     8.4.2 Where any of the Properties is leasehold, particulars of each lease vested in the Company are set out in Part 2 of Schedule 4 and in relation to each such lease:

     (a) the landlord and all superior landlords had good title to grant the lease and any superior leases respectively and all abstracts and epitomes of all superior titles have been placed with the title deeds to the Property to which the lease relates;

     (b) any consent necessary for the grant of the lease has been obtained and a copy of the consent is with the title deeds to the Property to which the lease relates;

     (c) where the current annual rent is not the same as the annual rent originally reserved in the lease, evidence of its agreement or determination has been placed with the documents of title and no rent reviews are or should be currently under negotiation or the subject of a reference to an expert or arbitrator or the courts;

     (d) the receipt for the payment of rent which fell due immediately prior to the date hereof is unqualified;

     (e) no notices of breaches of any covenants or conditions contained in the lease have been given or received on the part of either the landlord or the Company and the landlord has not refused to accept rent or made any complaint of breach of covenant;

     (f) no alterations, improvements or additions have been made to the Property to which the lease relates since the grant of the lease or in respect of all such alterations, improvements or additions made all necessary consents and approvals have first been obtained;

     (g) (in relation to the NI Companies) Articles 5 to 9 Business Tenancies (Northern Ireland) Order 1996 have not been excluded;

     (h)       no surety has been released either expressly or by implication;

     (i) its terms are or are equivalent to those which would have been negotiated at arm's length as between a willing landlord and a willing tenant at the full market rent at the time of grant and neither the lease nor any deeds or documents supplemental thereto or varying the same contain any onerous or unusual covenants or provisions which are materially adverse to the interests of the Company; and

     (j) VAT is not chargeable on the rent or any other payment to be made under the lease and no election has been made by the landlord to waive exemption from VAT in respect of the lease.

8.5  Inferior leases

     8.5.1 The Company is in actual occupation of each of the Properties and no other person is or will be entitled to occupy or use any part of any of the Properties.

     8.5.2 Particulars of each lease, underlease or licence deriving immediately or otherwise out of the interest of the Company are set out in Part 3 of Schedule 4 (each such lease, underlease or licence being referred to as an "Inferior Lease") and in relation to each such Inferior Lease:

     (a)       all consents necessary for its creation have been obtained;

     (b) in the case of any term exceeding five years, there is provision (which has been implemented in good time by the Company) for upward review of rent or licence fee to full market rent or licence fee once every five years or less and where the current annual rent or licence fee is not the same as the annual rent or licence fee originally reserved in the Inferior Lease evidence of its agreement or determination has been placed with the documents of title and no reviews of rent or licence fee are or should be currently under negotiation or are subject of a reference to any expert or arbitrator or the courts;

     (c) no notices of breaches of any covenants or conditions contained in the Inferior Lease have been given or received by the Company and the Company has not refused to accept rent or licence fee or made or had cause to make any complaint to the tenant or licensee of any breach of covenant and no distress or other legal proceedings have been instituted by the Company;

     (d) its terms are or are equivalent to those which would have been negotiated at arm's length as between a willing landlord or licensor and a willing tenant or licensee at the full market rent or licence fee at the time of grant and no Inferior Lease or any deeds or documents supplemental thereto contains any unusual covenants or provisions materially adverse to the interests of the Company;

     (e) in the case of the NI Companies, there are no outstanding notices under the Business Tenancies (Northern Ireland) Order 1996 and Articles 5 to 9 of such Order have not been excluded in respect of the Inferior Lease;

     (f) In the case of the Irish Companies, there are no outstanding notices under the Landlord and Tenant Acts 1967 to 1994 and the Company is not under any immediate or prospective liability certain or contingent as a result of any notice served under any of those Acts to pay compensation in respect of any past or continuing lease or tenancy of any of the Properties by any tenant or sub-tenant;

     (g) no rent, licence fee or other payment under the Inferior Lease has been commuted or agreed to be commuted or paid in advance of the due date for payment;

     (h) no improvements have been made which could give rise to a claim for compensation or which will be disregarded on a rent review or on fixing a new rent on a renewal of the Inferior Lease;

     (i)       no surety has been released either expressly or by implication;

     (j) no collateral assurances, undertakings or concessions have been given or made to any party; and

     (k) VAT is chargeable on the rent, or licence fee or any other payment made under it and the Company has elected to waive exemption from VAT in respect of it.

     8.5.3 If any of the Properties is subject to more than one inferior lease, the inferior leases authorise the Company to recover proportionally from each of the tenants or licensees under the inferior leases sums which in aggregate are equal to the whole of the expenditure incurred by the Company in repairing, maintaining, redecorating, lighting and cleaning the structure, exterior, common parts, retained areas and services of the Properties to which the inferior leases relate and in the management of such Property, with the intention that the rents or licence fees payable under the inferior leases are receivable by the Company clear of all deductions.

     8.5.4 No part of any of the Properties which are the subject of an inferior lease and intended for occupation is vacant.

8.6  Statutory compliance/environmental issues

     8.6.1 In the case of the NI Companies, the Company is not in breach of and has not received notice of and is not aware of any allegation of breach of the requirements of:

     the Shops Act (Northern Ireland) 1946
     the Clean Air (Northern Ireland) Order 1981
     the Construction (Design and Management) Regulations 1995 the Factories Act (Northern Ireland) 1965
     the Office and Shop Premises Act (Northern Ireland) 1966 the Health and Safety at Work (Northern Ireland) Order 1978 the Planning (Northern Ireland) Order 1991
     the Water Act (Northern Ireland) 1972
     or
     the Public Health Acts (Northern Ireland) 1878 to 1962

     or other legislation concerning health, safety or environmental matters or any regulations, orders, notices or directions made under any of such legislation which in any such case affect any of the Properties or any property in the vicinity thereof or anything due thereon.

     8.6.2 In the case of the Irish Companies, the Company is not in breach of and has not received notice of and is not aware of any allegation of breach of the requirements of the Factories Act 1955, Safety in Industry Acts 1955 and

               1980, the Office Premises Act 1958, the Mines and Quarries Act 1965, the European Communities Act 1972, the Dangerous Substances Act 1972-79, the Safety Health and Welfare (Offshore Installations) Act 1987 or the Safety, Health and Welfare at Work Act, 1989 or any regulation, direction, notice or order made or served thereunder issued by the National Authority for Occupational Safety and Health or any other legislation concerning health, safety or environmental matters or any regulations, orders, notices or directions made under any of such legislation which in any such case affect any of the Properties or any property in the vicinity thereof or anything due thereon.

     8.6.3 Where required, a fire certificate has been issued in respect of each of the Properties and each of the Properties complies in all respects with current fire regulations and the current requirements of the insurers of the Properties.

8.7  Condition and repair

     8.7.1 The Company is not aware of any structural or other defects in respect of the buildings and structures on or comprising any of the Properties.

     8.7.2 So far as the Warrantors are aware, there are no latent or patent defects in the buildings and structures on or comprising the Properties and in the construction of the buildings and its structures on or comprising the Properties or any alterations thereto none of the following materials were used:

     (a)       high alumina cement in structural elements;

     (b) wood wool slabs in permanent form work to concrete or in structural elements;

     (c)       calcium chloride in admixtures for use in reinforced concrete;

     (d) asbestos or asbestos containing products as defined in the Asbestos Regulations 1969 and 1987;

     (e) naturally occurring aggregates for use in reinforced concrete which do not comply with British Standard Specification 882: 1983 and naturally occurring aggregates for use in concrete which do not comply with the provisions of British Standard Specification 8110: 1985;

     (f) urea formaldehyde foam or materials which may release formaldehyde in quantities which may be hazardous with reference to the limits set from time to time by the Health and Safety Executive;

     (g) materials which are generally comprised of mineral fibres either manmade or naturally occurring which have a diameter of 3 microns or less or which contain fibre not scaled or otherwise stabilised to ensure that fibre migration is prevented; or

     (h) any other materials not in accordance with good design standards and good building practice at the time of construction of any such buildings.

9.   ENVIRONMENTAL


9.1 In paragraph 9.2 the following words and expressions shall have the following meanings:

     "Enviroment" means the enviroment generally including all of its physical and ecological aspects including, without limitation, air (including, without limitation, that within buildlings or natural or man-made structures above or below ground); water (including, without limitation, the open sea, coastal orinland waters and ground waters, drains and sewers); and land, (including, without limitation, the seabed or river bed under any water as described above, surface land and sub-surace land);

     "Environmental Law" means any law relating to the Environment whether generated under the law of the United Kingdom, the European Community or arising from any common or customary law or legislation, and any order, rule, regulation, directive, statutory instrument, bye-law or any legislative measure under any of them;

     "Environmental Licence" means any governmental, statutory, local authority or other licence, approval, consent, permit or authorisation of whatever kind relating to Environmental Law.

9.2 To the best of the Company's knowledge after due enquiry the Properties have been used, and the Business and the Services Business has been conducted, at all times in compliance with Environmental Law and any Environmental Licence and the Company has not received any notice from any local authority or other official agency under any Environmental Law regarding any damage to the Environment or violation of any Enviromental Law, whether actual, alleged or potential.

10.  OTHER ASSETS

10.1 Title

     10.1.1 The Company has Legal and Beneficial Title to all assets of the Company which are included in the Accounts or have otherwise been represented as being the property of the Company or which were at the Balance Sheet Date used or held for the purposes of its business and (except for assets disposed of or realised by the Company in the ordinary course of business) the Company retains such title to all such assets free from any Encumbrance, hire or hire purchase agreement or leasing agreement or agreement for payment on deferred terms and all such assets are in the possession and control of the Company and are sited (in the case of the NI Companies) within the United Kingdom, or (in the case of the Irish Companies) Ireland.

     10.1.2 The Company has not acquired or agreed to acquire any material asset on terms that title to such asset does not pass to the Company until full payment is made.

       10.1.3 A copy of the asset register of the Group as of 8 October, 1999 is attached to the Disclosure Letter.

10.2   Encumbrances

       The Company has Legal and Beneficial Title to all assets which have been acquired by the Company since the Balance Sheet Date and the same are in the possession and control of the Company and none is the subject of any Encumbrance nor has the Company created or agreed to create any Encumbrance or entered into any factoring arrangement, hire-purchase, conditional sale or credit sale agreement which has not been Disclosed and in respect of any such Encumbrance, arrangement or agreement so Disclosed there has been no default by the Company in the performance or observance of any of the provisions thereof.

10.3   Condition of assets

       The plant and machinery (including fixed plant and machinery) and all vehicles and office and other equipment shown in the Accounts or acquired since the Balance Sheet Date or otherwise used in connection with the Business which have not been disposed of in the ordinary course of business:

       10.3.1 do not contravene any requirement or restriction having the force of law;

       10.3.2 constitute all of the plant and machinery necessary or desirable to conduct the Business;

10.4   Rental payments

       Rentals payable by the Company under any leasing, hire-purchase or other similar agreement to which it is a party are set out in the Disclosure Documents and have not been and are not likely to be increased and all such rentals are fully deductible by the Company for tax purposes.

11.    INSURANCE

11.1   Intentionally omitted.

11.2   Premiums and claims

       Particulars of all policies of insurance of the Company now in force have been Disclosed and such particulars are true and correct and all premiums due on such policies have been duly paid and all such policies are valid and in force. So far as the Warrantors are aware there are no circumstances which might lead to any liability under such insurance being avoided by the insurers or the premiums being increased. There is no claim outstanding under any such policies and so far as the Warrantors are aware there are no circumstances likely to give rise to a claim.

11.3   Criminal Damage

11.3.1 There are no claims outstanding in respect of the Company's assets under the Criminal

       Damage (Compensation) (Northern Ireland) Order 1997 or any other statutory scheme for the compensation of criminal damage to property and there are no circumstances which would or might entitle the Company to make any such claim or which would or might be required to be notified to any statutory or other body concerned with the administration of any such scheme.

11.3.2 The Company has maintained all such standards of vigilance and taken all such precautions and steps for the protection and security of its property and assets as have been recommended from time to time by the Northern Ireland Office and the Royal Ulster Constabulary (or any other competent department of government or law enforcement agency in respect of assets outside Northern Ireland).

12.    LITIGATION

12.1   Litigation and arbitration proceedings

       12.1.1 Save as plaintiff in the collection of debts (not exceeding (Pounds)5,000 in the aggregate) arising in the ordinary course of business, the Company is not now engaged in any litigation, arbitration or criminal proceedings, or any other proceedings before any tribunal, assessor or expert in any jurisdiction, and there are no lawsuits or arbitration proceedings pending or threatened by or against the Company or any person for whose acts or defaults the Company may be vicariously liable.

       12.1.2 The Company has not since its incorporation, been involved in any litigation, arbitration, criminal proceedings or material dispute with any person who is or was a supplier or Customer of importance to the Company or the Business, or where such litigation, arbitration, proceedings or dispute resulted in adverse publicity or loss of goodwill.

       12.1.3 There is no matter or fact in existence which might give rise to any legal proceedings or arbitration involving the Company including any which might form the basis of any criminal prosecution against the Company, nor are there pending, or in existence any investigations or enquiries by or on behalf of any governmental or other body in respect of the affairs of the Company;

       12.1.4 No direction has been given to the Company or to any officer of the Company by any person or body lawfully empowered so to do for the giving of evidence to, the production of documents before, or the making of discovery to any governmental or other body or any authorised officer of such body.

12.2   Injunctions, etc.

       No injunction or order for specific performance has been granted against the Company.

12.3   Orders and judgments

       The Company is not subject to any order or judgment given by any court or governmental agency which is still in force and has not given any undertaking to any court or to any third party arising out of any legal proceedings.

13.  LICENCES

13.1 General

     The Company has all necessary licences (including statutory licences), permits, consents and authorities (public and private) for the proper and effective carrying on of the Business and in the manner in which the Business is now carried on and all such licences, permits, consents and authorities are valid and subsisting and the Company is not in breach of any of the terms and conditions thereof and the Warrantors know of no reason and are not aware of any fact or circumstances which (with or without the giving of notice or lapse of time) would be likely to give rise to any reason why any of them should be suspended, cancelled or revoked whether in connection with the sale to the Purchaser or otherwise and, so far as the Warrantors are aware, there are no factors that might in any way prejudice the continuance or renewal of any of those licences, permits, consents or authorities and the Company is not restricted by contract from carrying on any activity in any part of the world.

13.2 Financial Services Act 1986

     The Company does not carry on, nor does it purport to carry on, nor has it at any time since 28th April, 1988 carried on, or purported to carry on, investment business in the United Kingdom within the meaning of section 3, Financial Services Act 1986 nor has it contravened any provision of such Act.

13.3 Data Protection Act

     13.3.1 The Company has registered or applied to register itself under the Data Protection Act and all regulations made thereunder in respect of all registrable personal data held by it, and all due and requisite fees in respect of such registrations have been paid.

     13.3.2 The details contained in such registrations or applications are correct, proper and suitable for the purpose(s) for which the Company holds or uses the personal data which are the subject of them, and the contents of all such registrations or applications have been made available to the Purchaser.

     13.3.3 All personal data held by the Company has been held in accordance with the data protection principles and there has been no unauthorised disclosure of such personal data.

     13.3.4 There are no outstanding enforcement, deregistration or transfer prohibition notices or any other nature of notice under the Data Protection Act 1998 currently outstanding against the Company, nor is there any outstanding appeal against such notices. The Warrantors are not aware of any circumstances which may give rise to the giving of any such notices to the Company.

     13.3.5 There are no unsatisfied requests to the Company made by data subjects in respect of personal data held by the Company, nor any outstanding applications for rectification or erasure of personal data.

     13.3.6 There are no outstanding claims for compensation for inaccuracy, loss or unauthorised disclosure of personal data nor is any personal data held by the Company inaccurate, nor has the Company lost or made any unauthorised disclosure of any such data.

     13.3.7 Without prejudice to the specific provisions above, the Company and its employees have complied in all respects with the requirements of the Data Protection Act.

14.  TRADING

14.1 Tenders, etc.

     No offer, tender or the like is outstanding which is capable of being converted into an obligation of the Company by an acceptance or other act of some other person.

14.2 Delegation of powers

     There are in force no powers of attorney given by the Company other than to the holder of an encumbrance solely to facilitate its enforcement nor any other authority (express, implied or ostensible) given by the Company to any person to enter into any Contract or commitment or do anything on its behalf other than any authority of employees to enter into routine trading contracts in the normal course of their duties.

14.3 Consequence of acquisition of Shares by Purchaser

     Neither the acquisition of the Shares by the Purchaser nor compliance with the terms of this Agreement nor the Hive-Down will:

     14.3.1 (so far as the Warrantors are aware) cause the Company to lose the benefit of any right or privilege it presently enjoys;

     14.3.2 relieve any person of any obligation to the Company (whether contractual or otherwise) or legally entitle any person to determine any such obligation or any right or benefit enjoyed by the Company or to exercise any right whether under an agreement with or otherwise in respect of the Company;

     14.3.3 conflict with or result in the breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Company is now a party or any loan to or mortgage created by the Company or of its memorandum or articles of association;

     14.3.4 result in any present or future indebtedness of the Company becoming due and payable or capable of being declared due and payable prior to its stated maturity;

     14.3.5 cause any director, officer or senior employee of the Company to leave employment; or

     14.3.6 conflict with, violate or result in a breach of any law, regulation, order, decree or writ applicable to the Company, or entitle any person to receive from the Company any finder's fee, brokerage or other commission,

14.4 Guarantees and warranties

     The Company has not given any guarantee or warranty or made any representation in respect of articles or trading stock, sold or contracted to be sold by it, save for any warranty or guarantee implied by law and (save as aforesaid) has not accepted any liability or obligation to service, maintain, repair, take back or otherwise do or not do anything in respect of any articles or stock that would apply after any such article or stock has been delivered by it.

14.5 Fair trading, etc.

     The Company is not and has not been party to or directly or indirectly concerned in any agreement, arrangement, understanding, decision, activity or concerted practice (whether or not legally binding) or in the pursuit of any course of conduct which is:

     14.5.1 registrable under the RTPA , notifiable under the Competition Act 1998 or capable of giving rise to an investigation by the Director General of Fair Trading or a reference to the Monopolies and Mergers Commission;

     14.5.2 in contravention or breach of the EC Treaty, the Fair Trading Act 1973, the Consumer Credit Act 1974, the Resale Prices Act 1976, the Trade Descriptions Act 1968, the RTPA, the Competition Act 1980, the Consumer Protection Act 1987, the Competition Act 1998 or any regulations, orders, notices or directions made thereunder;

     14.5.3 is otherwise registrable, unenforceable or void or renders the Company or any of its officers liable to administrative, civil or criminal proceedings under any anti-trust, trade regulation or similar legislation in any jurisdiction where the Company carries on business;

     14.5.4 prohibited by section 4(1) of the Competition Acts 1991 and 1996 or which, for the purposes of section 5 of the Competition Acts 1991 and 1996, constitutes an abuse, either solely or jointly with any other undertaking, of a dominant position in the State or a substantial part of the State;

     14.5.5 in contravention or breach of the EC Treaty, the Restrictive Practices Act 1972, the Prices Acts 1958 - 1972, the Mergers, Takeovers and Monopolies (Control) Acts 1978 - 1996, the Merchandise Marks Acts 1887 to 1970, the Consumer Information Act 1978, Packaged Goods (Quality Control) Act 1980, Dangerous Substances Acts, 1972 to 1979 Hire Purchase Acts 1946 to 1960, the Sale of Goods and Supply of Services Act 1980, the Consumer Credit Act 1995, the European Communities (Unfair Terms in Consumer Contracts ) Regulations 1995, the European Communities Acts 1972 to 1998 or any applicable Regulation or Directive of the European Commission or of the Council of the European Communities or any regulations, orders or any applicable Regulation or Directive of the European Commission or of the Council of the European Communities or any regulations, orders, notices or directions made thereunder; or

      14.5.6 is otherwise registrable, unenforceable or void or renders the Company or any of its officers liable to administrative, civil or criminal proceedings under any anti-trust, trade regulation or similar legislation in any jurisdiction where the Company carries on business.

14.6  Restrictions on trading

      The Company is not and has not been a party to any Contract, understanding or practice restricting the freedom of the Company to provide and take goods and services by such means and from and to such persons and into or from such place as it may from time to time think fit.

14.7  Possession of records

      14.7.1 All title deeds and agreements to which the Company is a party and all other documents owned by, or which ought to be in the possession of or held unconditionally to the order of, the Company are in the possession of the Company.

      14.7.2 The Company does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

14.8  Business names

      The Company does not use on its letterhead, books or vehicles or otherwise carry on the Business under any name other than its corporate name.

14.9  Unlawful acts

      Neither the Company nor any officer has been prosecuted for any criminal, illegal or unlawful act connected with the Company.

14.10 Sensitive payments

      No officer or employee of the Company has made or received any Sensitive Payment in connection with any Contract or otherwise. For the purposes of this clause the expression "Sensitive Payments" (whether or not illegal) shall include (i) commercial bribes, bribes or kickbacks paid to any person, firm or company including central or local government officials or employees or (ii) amounts received with an understanding that rebates or refunds will be made in contravention of the laws of any jurisdiction either directly or through a third party or (iii) political contributions or (iv)
     payments or commitments (whether made in the form of commissions, payments or fees for goods received or otherwise) made with the understanding or under circumstances that would indicate that all or part thereof is to be paid by the recipient to central or local government officials or as a commercial bribe influence payment or kickback.

15.  CONTRACTS

15.1 Onerous Contracts

     There are no long term Contracts (that is Contracts not terminable by the Company without penalty on six months' notice or less) or onerous or unusual or abnormal Contracts (that is, Contracts for capital commitments or Contracts differing from those necessitated by the ordinary course of business) binding upon the Company, nor is the Company a party to any Contract which contains any onerous or other provision material for disclosure to an intending purchaser of the Shares and no expenses or liabilities of a material amount have been incurred before the date of this Agreement by the Company otherwise than for the purpose of the Company's business.

15.2 Material Contracts

     All Contracts to which the Company is a party have been Disclosed and the Company is not a party to or subject to any Contract which:

     15.2.1 is incapable of complete performance in accordance with its terms within six months after the date on which it was entered into or undertaken;

     15.2.2 is likely to result in a loss to the Company on completion of performance;

     15.2.3 cannot readily be fulfilled or performed by the Company on time and without undue or unusual expenditure of money and effort;

     15.2.4 involves or is likely to involve obligations, restrictions, expenditure or receipts of an unusual, onerous or exceptional nature and not in the ordinary course of business;

     15.2.5 requires an aggregate consideration payable by the Company in excess of (Pounds)25,000;

     15.2.6 involves or is likely to involve the supply of goods by or to the Company the aggregate sales value of which will represent in excess of 5 % of the turnover of the Company for the year ended on the Balance Sheet Date;

     15.2.7 is a Contract for services (other than Contracts for the supply of electricity or normal office services);

     15.2.8 requires the Company to pay any commission, finder's fee, royalty or the like;

     15.2.9 is in any way otherwise than in the ordinary and proper course of the Company's business;

     15.2.10   contains any "most favoured nation" or similar provision; or

     15.2.11 involves or may involve any sharing, licensing, transfer, escrow of any Intellectual Property.

15.3 Performance of Contracts

     15.3.1 The terms of all Contracts of the Company have been complied with by the Company and by the other parties to the Contracts in all material respects and there are no circumstances likely to give rise to a default by the Company or by the other parties under any such Contract.

     15.3.2 All the Contracts of the Company except those between the Company and its employees may be assigned by the Company without the consent of any other party.

     15.3.3 There are no outstanding claims, separately or in the aggregate, of material amounts, against the Company on the part of Customers or other parties in respect of defects in quality or delays in delivery or completion of Contracts or deficiencies of design or performance or otherwise relating to liability for goods or services sold or supplied by the Company and no such claims are threatened or anticipated and there is no matter or fact in existence in relation to goods or services currently sold or supplied by the Company which might give rise to the same.

     15.3.4 The Company has no knowledge of the invalidity of or grounds for rescission, avoidance or repudiation of any agreement or other transaction to which the Company is a party and has received no notice of any intention to terminate, repudiate or disclaim any such agreement or other transaction.

15.4 Agency and distribution agreements

     The Company is not a party to any subsisting agency or distributorship agreement.

15.5 WAP Products

     The Disclosure Documents include true and accurate copies of all Contracts which the Company has ever had for the deployment of WAP Products, the material terms of which are summarised in Exhibit C. These deployments consist of 7 Contracts for trials of Apion's WAP gateway ("Lab Trials"), as follows: LEAF Data Industries; Mercury Personal Communications (One-to-
     One); Digitial Mobility Limited; Saraide; Vodafone Ltd; Polska Telefonia Komorkowa Spolka Z.O.O; and Radio Mobil. Excluding the Lab Trials, the Company now has, and has only had, signed Contracts for the provision of WAP Products with Swisscom and Sonera. The terms of such signed Contracts and all Lab Trials, including any amendments, variations or waivers have been Disclosed to the Purchaser. There is no Contract with either Vodafone Limited, or any entity affiliated with these two companies, although a purchase order has been issued by Eircell in contemplation of a contract.

16.  EMPLOYEES

16.1 Particulars of employees

     The particulars shown in the schedule of employees comprised in the Disclosure Documents are true and complete and show in respect of each Director, officer and employee of the Company his date of birth, the date on which he commenced continuous employment with the Company for the purposes of (in relation to Northern Ireland) the Employment Rights (Northern Ireland) Order 1996, or (in relation to the Republic of Ireland) the Unfair Dismissals Acts 1977 to 1993, and all remuneration payable and other benefits provided or which the Company is bound to provide (whether now or in the future) to each such person and include full particulars of all remuneration arrangements (particularly profit sharing, incentive and bonus arrangements to which the Company is a party whether binding or not) and each Director, officer and employee of the Company is listed therein.

16.2 Service Contracts

     There is no Contract of service in force between the Company and any of its Directors, officers or employees which is not terminable on twelve weeks notice or less by the Company without giving rise to any claim for damages compensation or other redress (other than a statutory redundancy payment or under the unfair dismissals legislation (including, without limitation, the Employment Rights (Northern Ireland) Order 1996), or (in relation to the Republic of Ireland) the Unfair Dismissals Act 1977). There are no consultancy or management services agreements in existence between the Company and any other person, firm or company, and there are no agreements or other arrangements (binding or otherwise) between the Company or any employers' or trade association of which the Company is a member and any Trade Union. There are no outstanding pay negotiations with any employees or Trade Unions.

16.3 Benefits

     There are no amounts owing to present or former directors, officers or employees of the Company other than not more than one month's arrears of remuneration accrued or due or for reimbursement of business expenses incurred within a period of three months preceding the date of this Agreement and no moneys or benefits other than in respect of remuneration or emoluments of employment are payable to or for the benefit of any present or former director, officer or employee of the Company, nor any dependant of any present or former director, officer or employee of the Company.

16.4 Liabilities and payments

     Save to the extent (if any) to which provision or allowance has been made in the Accounts:

     16.4.1 no liability has been incurred or is anticipated by the Company for breach of any Contract of employment or for services or for severance payments or for redundancy payments or protective awards or for compensation for unfair dismissal or for failure to comply with any order for the reinstatement or reengagement of any employee or for sex, race or other discrimination or for any other liability accruing from the termination or variation of any Contract of employment or for services;

     16.4.2 no gratuitous payment has been made or promised by the Company in connection with the actual or proposed termination, suspension or variation of any Contract of employment or for services of any present or former director, officer or any dependant of any present or former director, officer or employee of the Company; and

     16.4.3 the Company has not made or agreed to make any payment to or provided or agreed to provide any benefit for any present or former director, officer or employee of the Company.

16.5 Relevant legislation

     16.5.1 The Company has in relation to each of its employees (and so far as relevant to each of its former employees) complied with:

     (a) all obligations imposed on it by all relevant statutes, regulations and codes of conduct and practice affecting its employment of any persons and all relevant orders and awards made thereunder and in particular (in relation to Northern Ireland) with the Employment Rights (Northern Ireland) Order 1996, the Equal Pay Act (Northern Ireland) 1970, the Sex Discrimination (Northern Ireland) Order 1976, the Race Relations (Northern Ireland) Order 1997, the Fair Employment Acts, the Trade Union and Labour Relations (Northern Ireland) Order 1995, the Transfer or Undertakings (Protection of Employment) Regulations 1981 and Disability Discrimination Act 1995 and all relevant health and safety legislation and codes of practice, the Minimum Notice and Terms of Employment Acts 1973 to 1991, the Holidays (Employees) Acts 1973 and 1991, the Anti-Discrimination (Pay) Act 1974, the Protection of Young Persons (Employment) Act 1996, the Unfair Dismissals Acts 1977 to 1993, the Protection of Employment Act 1977, the Employment Equality Act 1977, the European Communities (Safeguarding of Rights of Employees on Transfer of Undertakings) Regulations 1980, the Maternity Protection Act 1994, the Payment of Wages Act 1991, the Safety, Health and Welfare at Work Act 1989 and the Terms of Employment (Information) Act 1994, the Organisation of Working Time Act 1997, the Adoptive Leave Act 1995, the Transnational Information and Consultation of Employees Act 1996 and the Parental Leave Act 1998; and has maintained current, adequate and suitable records regarding the service, terms and conditions of employment of each of its employees; and

     (b) all collective agreements, recognition agreements and customs and practices for the time being affecting its employees or their conditions of service.

     16.5.2 None of the NI Companies has been served with any improvement and/or prohibition notices pursuant to the Health and Safety at Work (Northern

               Ireland) Order 1978.

     16.5.3 None of the Irish Companies has been served with any improvement and/or prohibition notices pursuant to the Safety in Industry Acts 1955 and 1980 and the Safety, Health and Welfare at Work Act 1989.

     16.5.4 The Company is not in breach of any of the following Acts nor is it prosecuted under any of such Acts/Orders:

               Children and Young Persons Act 1933
               Shops Act (Northern Ireland) 1946
               Factories Act (Northern Ireland) 1965
               Health and Safety at Work (Northern Ireland) Order 1978.

               There is no liability or claim against any of the Irish Companies outstanding or anticipated by any employee or former employee under any legislation including without limitation any of the Acts and regulations referred to clause 16.5.1(a) above

     16.5.5 There is no liability or claim against the Company outstanding or anticipated under the Equal Pay (Northern Ireland) Act 1970, the Sex Discrimination (Northern Ireland) Order 1976, the Race Relations (Northern Ireland) Order 1976, the Employment Rights (Northern Ireland) Order 1996, TUPE, the Social Security and Housing Benefits Act 1982, the Social Security Contributions and Benefits Act 1992, Trade Union and Labour Relations (Northern Ireland) Order 1995 or the Trade Union Reform and Employment Rights Act 1993.

               The Irish Companies are not and has never been liable to make any payment to any person under the Redundancy Payments Acts 1967 - 1991 or pursuant to the Protection of Employees (Employers Insolvency) Acts 1984 - 1991.

     16.5.6 Within a period of one year preceding the date of this Agreement, the Company has not given notice of any redundancies to the Secretary of State or started consultations with any independent trade union under the provisions of the Trade Union and Labour Relations (Northern Ireland) Order 1995 or under TUPE nor has the Company failed to comply with any such obligation under the said Trade Union and Labour Relations (Northern Ireland) Order 1995.

16.6 Termination of employment

     16.6.1 No present director, officer or employee of the Company has given or received notice terminating his employment except as expressly contemplated under this Agreement and Completion of this Agreement will not entitle any employee to terminate his employment or trigger any entitlement to a severance payment or liquidated damages.

     16.6.2 The Company has complied with all recommendations made by the Advisory Conciliation and Arbitration Service and with all awards and declarations made by the Central Arbitration Committee in respect of its employees.

          Each of the Irish Companies has complied with all determinations, rulings and recommendations made by the Employment Appeals Tribunal, Labour Court, Rights Commissioner, Equality Officer or any other agreement reached in the context of industrial relations.

16.7  Share and other schemes

      The Company does not have in existence nor is it proposing to introduce, and none of its directors, officers or employees participate in (whether or not established by the Company) any employee share trust, share incentive scheme, share option scheme or profit sharing scheme for the benefit of all or any of its present or former directors, officers or employees or the dependants of any of such persons or any scheme whereunder any present or former director, officer or employee of the Company is entitled to a commission or remuneration of any other sort calculated by reference to the whole or part of the turnover, profits or sales of the Company or any other person, firm or company including any profit-related pay scheme established under Chapter Ill, Part V, ICTA 1988.

16.8  Disputes and claims

      16.8.1 No dispute exists or can reasonably be anticipated between the Company and a material number or category of its employees or any Trade Union(s) and so far as the Warrantors are aware there are no wage or other claims outstanding against the Company by any person who is now or has been a director, officer or employee of the Company.

      16.8.2 The Company has not had during the last three years any strike, work stoppages, slowdown or work-to-rule by its employees or lock-out, nor, so far as the Warrantors are aware, is any anticipated, which has caused, or is likely to cause, the Company to be materially incapable of carrying on its business in the normal and ordinary course.

16.9  Transfer of undertakings

      The Company has not been a party to any relevant transfer as defined in TUPE (or, in the case of the Republic of Ireland, the European Communities (Safeguarding of Employees' Rights on Transfer of Undertakings) Regulation 1980, nor has the Company failed to comply with any duty to inform and consult any Trade Union under the said regulations within the period of one year preceding the date of this Agreement.

16.10 Agreements with Trade Unions

      The Company is not a party to any agreement or arrangement with or commitment to any trade unions or staff association nor to its knowledge are any of its employees members of any trades union or staff association, nor has it done any act which might be construed as recognition of a Trade Union.

16.11 Fair Employment

       16.11.1 The Company has registered with the Fair Employment Commission in accordance with section 23 of the Fair Employment (NI) Act 1989 (in this paragraph the "1989 Act") and/or Article 48 of the Fair Employment and Treatment (NI) Order 1998 (in this paragraph the "1998 Order").

       16.11.2 The Company has filed appropriate Monitoring Returns with the Fair Employment Commission and/or Equality Commission within the prescribed time limits and the Fair Employment Commission and/or the Equality Commission has not rejected these or required further information.

       16.11.3 The Company has conducted a review of its employment practices within the last three years in accordance with section 31 of the 1989 Act and/or Article 55 of the 1998 Order.

       16.11.4 The Company maintains proper record of employees and applicants as required by the Fair Employment Acts and Regulations and the Company has a proper system for ensuring that the information is not mis-used in any way that contravenes the Fair Employment Acts.

       16.11.5 Neither the Fair Employment Commission nor the Equity Commission has made any recommendation, direction or notice under sections 32 to 37 (inclusive) of the 1989 Act or Articles 56 to 61 inclusive of the 1998 Order to the Company.

       16.11.6 The Company is not in default and is not an unqualified person as defined in section 38 of the 1989 Act.

       16.11.7 The Company has not received notification from the Fair Employment Commission or elsewhere that any of its suppliers is an unqualified person as defined by section 38 of the 1989 Act or Article 62 of the 1998 Order.

       16.11.8 The Company has not had any complaint made against it to the Fair Employment Tribunal or the Equality Commission within the last three years no questionnaire has been issued in accordance with the said Fair Employment Acts within the last three years and there is no case outstanding with the Fair Employment Tribunal or on appeal from it.

16.12  Intellectual Property Assignment

       All past and present directors, officers, employees and consultants have executed and delivered binding confidentiality and invention assignment agreements in the form attached to the Disclosure Letter acknowledging and assigning to the Company all Intellectual Property.

17.    PENSION SCHEMES

17.1   General

       Particulars of all Pension Schemes have been Disclosed including true and complete copies of the following in relation to each pension scheme (so far as applicable):

       17.1.1  Trust deeds and rules and all other deeds.

       17.1.2 Booklets currently in force and any subsequent announcements to scheme members.

       17.1.3 Details of members, pensioners and deferred pensioners (including dates of birth, sex, entry and current salary and pensionable salary and name of employer).

       17.1.4 Details of contributions by members and the employer in the last three years.

       17.1.5  Scheme accounts and trustee reports for the last three years.

       17.1.6 Evidence of Inland Revenue approval/Revenue Commissioners' exempt approval.

       17.1.7  Contracting-out certificate (if applicable).

       17.1.8  Insurance policies and certificates and details of premiums paid.

       17.1.9 Details of arrangements for the selection of trustees in accordance with (in relation to the Republic of Ireland) section 62 of the Pensions Act 1990 including copies of notices to members.

       17.1.10 Any correspondence with the Occupational Pensions Regulatory Authority or (in relation to the Republic of Ireland) the Pensions Board in relation to the Pension Scheme.

       17.1.11 All letters or agreements for the appointment of professional advisers, pursuant to Article 47 of the Pensions (Northern Ireland) Order 1995.

       Other than as Disclosed there are no other Pension Schemes for current or past directors or employees of the Company.

17.2   NI Pension Scheme

       17.2.1 AL participates in the Apion Group Pension Scheme, established on 1st October 1997 ("the NI Pension Scheme") and in no other scheme or arrangement for the provision of retirement benefits, death benefits or the like for employees in Northern Ireland. No member of the Group has any obligation to provide, or contribute towards the provision of, retirement benefits, death benefits and the like, for employees in Northern Ireland other than under the NI Pension Scheme.

       17.2.2 The NI Pension Scheme has at all times been operated in accordance with the requirements of all applicable laws, regulations and requirements (including Article 141 of the EU Treaty) and with its own terms and with the terms of any explanatory booklet or announcement issued to members.

       17.2.3 The NI Pension Scheme provides only money purchase benefits within the meaning of Article 181 of the Pension Schemes (Northern Ireland) Act 1993. All contributions and expenses due to the NI Pension Scheme have been paid in full when due, and all contributions received have been promptly and properly invested in accordance with the terms of the NI Pension Scheme. No services have been provided to or in respect of the NI Pension Scheme for which an account or invoice has not been rendered.

17.3   Irish Pension Scheme

       17.3.1 ATL participates in the Apion Telecoms Staff Pension Scheme, established and governed by a Definitive Trust Deed and Rules dated 6th August 1999 ("the Irish Pension Scheme") and in no other scheme or arrangement for the provision of retirement benefits, death benefits or the like for employees in Ireland. No member of the Group has any obligation to provide, or contribute towards the provision of, retirement benefits, death benefits and the like, for employees in Ireland other than under the Irish Pension Scheme.

       17.3.2 The Irish Pension Scheme has at all times been operated in accordance with the requirements of the Pensions Acts, 1990 and 1996 and with all other applicable laws, regulations and requirements (including Article 141 of the EU Treaty) and with its own terms and with the terms of any explanatory booklet or announcement issued to members.

       17.3.3 The Irish Pension Scheme is an exempt approved scheme within the meaning of Chapter 1 of Part 30 of the Taxes Consolidation Act 1997 and is constituted and has at all times been operated in accordance with the requirements for such exempt approval.

       17.3.4 The Irish Pension Scheme is a defined contribution scheme within the meaning of the Pensions Act 1990. All contributions and expenses due to the Irish Pension Scheme have been paid in full when due, and all contributions received have been promptly and properly invested in accordance with the terms of the Irish Pension Scheme. No services have been provided to or in respect of the Irish Pension Scheme for which an account or invoice has not been rendered.

17.4   General

       17.4.1 Neither Pension Scheme has been the subject of any report of wrongdoing or irregularities to the relevant regulatory authority nor, so far as the Warrantors are aware, are there any circumstances which would justify such a report.

       17.4.2 No claim has been threatened or made or litigation commenced against the trustees or administrator of any Pension Scheme or against the Company or any other person whom the Company is or may be liable to indemnify or compensate in respect of any matter arising out of or in connection with any

               Pension Scheme. So far as the Company is aware there are no circumstances which may give rise to any such claim or litigation.

18.    Intellectual Property

18.1   Ownership and rights

       18.1.1 Parts 1 and 2 of Schedule 11 respectively contain particulars of all Registered Intellectual Property and material Unregistered Intellectual Property.

       18.1.2  The Company is the sole beneficial owner of all Relevant IP.

       18.1.3 The Company does not require any further Intellectual Property in relation to the development, manufacture, marketing or sale of its products or services or in relation to any of the processes employed in the Business.

18.2   Enforcement

       18.2.1 The Relevant IP is valid and subsisting and none of the Registered Intellectual Property is the subject of outstanding or threatened disputes, claims or proceedings for cancellation, revocation, opposition, interference, rectification or contested ownership.

       18.2.2 Where registration is available, applications for registration of all Relevant IP are being diligently prosecuted in all key industrial nations of the world and the Company has received no adverse opinion whether from any registry concerned or its own advisers in relation thereto.

       18.2.3 All Registered Intellectual Property has been maintained and all renewal fees have been paid on time.

       18.2.4 All Know-How owned, used or exploited by the Company has been kept secret and confidential and has not been Disclosed to third parties.

       18.2.5 Nothing has been done to diminish or otherwise affect the reputation of unregistered Trade Marks owned, used or otherwise exploited by the Company.

18.3   Intellectual Property Agreements

       18.3.1 Parts 3 and 4 of Schedule 11 respectively contain particulars of all Intellectual Property Agreements whereby:

       (a) the Company uses or exploits any Intellectual Property belonging to a third party ("Licences-In"); or

       (b) the Company has authorised or otherwise permitted, expressly or by implication, any use whatsoever of any Intellectual Property, or granted to any third party any right or interest in respect of any Intellectual Property

               ("Licences-Out").

       18.3.2 Save as set out in Schedule 11, none of the Relevant IP has been charged, mortgaged, licensed or otherwise encumbered.

       18.3.3 All Intellectual Property Agreements are valid and binding and none has been the subject of any breach or default by any party or of any event which with notice or lapse of time or both would constitute a default.

       18.3.4 There are no disputes, claims or proceedings arising out of or relating to the Intellectual Property Agreements.

       18.3.5 All Intellectual Property Agreements have been duly recorded or registered with the proper authorities whenever a requirement to do so exists.

18.4   Infringement

       18.4.1 The Company has not infringed and does not infringe any Intellectual Property of a third party as a result of the Company's use or exploitation of the Relevant IP, nor will such use or exploitation give rise to any infringement dispute, claims or proceedings against the Company.

       18.4.2 There are not and have not been any disputes, claims or proceedings threatened or in existence in any court or tribunal in respect of any of the Relevant IP as such or in respect of any use or exploitation thereof by the Company.

       18.4.3 There has been and is no current or anticipated infringement by any third party of any Relevant IP.

19.    INFORMATION TECHNOLOGY AND TELECOMMUNICATIONS

19.1   Identification and ownership

       19.1.1 Part 1 of Schedule 12 contains brief particulars of all material IT Systems.

       19.1.2 Part 2 of Schedule 12 contains brief particulars of all material IT Contracts.

       19.1.3 Save as set out in Part 2 of Schedule 12, all IT Systems and data are owned by the Company, and are not wholly or partly dependent on any facilities or services not under the exclusive ownership and control of the Company.

       19.1.4 All the IT Contracts are valid and binding. None of the IT Contracts has been the subject of any breach or default, or of any event which (with notice or lapse of time or both) would constitute a default, or is liable to be terminated or otherwise adversely affected by the transaction contemplated by this Agreement.

       19.1.5 The Company has in its possession or in its control the source code of all Software.

19.2   Computer Operation and Maintenance

       19.2.1 All material IT Systems are in good working order, function in accordance with all applicable specifications, and have been and are being properly and regularly maintained and replaced.

       19.2.2 All IT Services are being and have been provided in accordance with all applicable specifications.

       19.2.3 The Company has full and unrestricted access to and use of the IT Systems, and no third party agreements or consents are required to enable the Company to continue such access and use following Completion.

       19.2.4  So far as the Warrantors are aware:

       (a) it is not necessary or desirable to incur any further expenditure on the modification, development, expansion or (save in the normal course of business) replacement of the IT Systems; and

       (b) the present capacity of the IT Systems is sufficient in the normal course of business in order to satisfy the requirements of the Company with regard to data processing and communications during the period ending three years from the date hereof.

       19.2.5 No part of the IT Systems is or has been infected by any virus or other extraneously-induced malfunction, and no person has had unauthorised access to the IT Systems or any data stored thereon. The Company operates a documented procedure to avoid such infections and unauthorised access.

       19.2.6 All data processed using the IT Systems and/or the IT Services has been regularly archived in hard copy form. Such hard copies have been properly stored and catalogued, and are available for inspection as required by the Company from time to time.

       19.2.7 The Company has taken reasonable steps to ensure that its business can continue in the event of a failure of the IT Systems (whether due to natural disaster, power failure or otherwise).

19.4   Euro compliance

       All IT Systems will operate, and all IT Services will be provided, in all respects using, recording, converting and accounting for (including rounding up and down and calculating, accounting for and recording compensatory payments) monetary or currency values denominated in any European single currency which may be introduced at any time hereafter in the same manner as it does for any European currency existing as at the date of this Agreement and in all respects in accordance with any applicable legislation, laws, directives, regulations, directions or rules (including the rules on conversion and rounding set out in the EC regulation number 1103/97).

20.    LEGISLATION

       The Company is in compliance in all material respects with, and has not received notice of and is not aware of any allegation of breach of, the requirements of any legislation which is applicable to it.

21.    YEAR 2000

       The operation of the IT Systems, the WAP Products and the provision of the IT Services will be unaffected by the change in year from 1999 to 2000 or by any related change in the field configurations containing date information within the IT Systems and the WAP Products ("Year 2000 Compliant"). In particular:

       21.1 there will be no error, malfunction or change in the operation, functionality or performance of the IT Systems, the WAP Products or the provision of the IT Services;

       21.2 no value for current date will cause any interruption in the operation of the IT Systems, the WAP Products or the provision of the IT Services;

       21.3 all manipulations of time-related data will produce the desired results for all valid date values within the applicable domain;

       21.4 date-based functionality will behave consistently for dates prior to, during and after the year 2000;

       21.5 date elements in interfaces and data storage will permit specifying the century to eliminate date ambiguity without human intervention, including leap year calculations; and

       21.6 where any date element is represented without a century, the correct century shall be unambiguous for all manipulations involving the element and in all interfaces and data storage, the century in any date shall be specified either explicitly or by unambiguous algorithms or inferencing rules.

       21.7 the Company has conducted and concluded an appropriate Year 2000 readiness review for all of its IT Systems, the WAP Products and IT Services, including assessment, implementation (including remediation, upgrading and replacement of the IT Systems, the WAP Products and IT Services as necessary), validation testing and contingency planning. With respect to Software obtained from third parties (licensed Software shareware and freeware) that is incorporated into IT Systems, the WAP Products and IT Services, the Company has obtained appropriate confirmations from all providers of such software that it is Year 2000 Compliant.

22.    WAP PRODUCTS

       22.1 The WAP Products comply in all respects with all specifications and descriptions and provide all functionality described in Schedule 13 to this Agreement, all Contracts for the WAP Products and all operating manuals and other literature of the Company.

       22.2 The Disclosure Letter lists all third party Software incorporated in the WAP Products. All such Software is duly licensed to the Company. None of such licences;

             22.3.1  are terminable by the licensor on or before 31 January
                     2001;

             22.3.2 are terminable on any change of control of any Group Company or licensor;

             22.3.3 provide for the payment of more than a nominal royalty per annum; or

             22.3.4 restrict the ability of any Group Company to grant sub-licences to Customers of the WAP Products on such terms as the Company may in its discretion determine; or

             22.3.5 restrict the geographic area in which such Software may be used or sublicenced.



                                    PART 2

                              Taxation Warranties

23.    Taxation - UNITED KINGDOM

23.1   General

       23.1.1  Notices and returns

All notices, returns, computations and registrations of the Company for the purposes of Taxation have been made punctually on a proper basis and are correct and none of them is, or is likely to be, the subject of any dispute with any Taxation Authority.

       23.1.2 All information supplied by the Company for the purposes of Taxation was when supplied and remains complete and accurate in all material respects.

       23.1.3  Payment of Tax due

All Taxation which the Company is liable to pay prior to Completion has been or will be so paid prior to Completion.

       23.1.4  Penalties or interest on Tax

The Company has not within the period of six years ending on the date of this Agreement paid or become liable to pay any penalty, fine, surcharge or interest charged by virtue of the provisions of the TMA or any other Taxation Statute.

     23.1.5 Compliance with PAYE, national insurance contribution and Tax collection obligations

     (a) All income tax deductible and payable under the PAYE system and/or any other Taxation Statute has, so far as is required to be deducted, been deducted from all payments made or treated as made by the Company and all amounts due to be paid to the Inland Revenue prior to the date of this Agreement have been so paid, including all Tax chargeable on benefits provided for directors, employees or former employees of the Company or any persons required to be treated as such.

     (b) All deductions and payments required to be made under any Taxation Statute in respect of national insurance and social security contributions (including employer's contributions) have been so made.

     (c) All payments by the Company to any person which ought to have been made under deduction of Tax have been so made and the Company (if required by law to do so) has accounted to the Inland Revenue for the Tax so deducted.

     (d) Proper records have been maintained in respect of all such deductions and payments and all applicable regulations have been complied with.

     (e) The Disclosure Documents contain details so far as they affect the Company of all current dispensations agreed with the Inland Revenue in relation to PAYE and all notifications given by the Inland Revenue under section 166, ICTA 1988.

     23.1.6    Investigations

               The Company has not been subject to any visit, audit, investigation, discovery or access order by any Taxation Authority and there are no circumstances existing which make it likely that a visit, audit, investigation, discovery or access order will be made.

     23.1.7    Residence

               The Company is and always has been resident for Taxation purposes only in the jurisdiction in which it is incorporated.

     23.1.8    Tax provision

               Full provision or reserve has been made in the Accounts for all Taxation assessed or liable to be assessed on the Company or for which it is accountable in respect of income, profits or gains earned, accrued or received or deemed to be earned, accrued or received on or before the Balance Sheet Date, including distributions made down to such date or provided for in the Accounts and proper provision has been made in the Accounts for deferred Taxation in accordance with generally accepted accounting principles.

     23.1.9    Concessions and arrangements

               The amount of Taxation chargeable on the Company during any accounting period ending on or within the six years before the Balance Sheet Date has not depended on any concessions, agreements or other formal or informal arrangements with any Taxation Authority.

     23.1.10   Anti-avoidance provisions

               The Company has not entered into or been a party to any scheme or arrangement of which the main purpose, or one of the main purposes, was the avoidance of or the reduction in or the deferral of a liability to Taxation.

     23.1.11   Section 765, ICTA 1988

               The Company has not without the prior consent of the Treasury carried out or agreed to carry out any transaction under section 765, ICTA 1988 which would be unlawful in the absence of such consent and has, where relevant, complied with the requirements of section 765A(2), ICTA 1988 (supply of information on movement of capital within the EU) and any regulations made or notice given thereunder.

     23.1.12   Transactions requiring clearance or consent

               All particulars furnished to any Taxation Authority in connection with an application for clearance or consent by the Company or on its behalf or affecting the Company has been made and obtained on the basis of full and accurate disclosure to the relevant Taxation Authority of all relevant material facts and considerations, and any transaction for which clearance or consent was obtained has been carried into effect only in accordance with the terms of the relevant clearance or consent.

     23.1.13   Calculation of Taxation liability

               The Company has sufficient records relating to past events to permit accurate calculation of the Taxation liability or relief which would arise upon a disposal or realisation on completion of each asset owned by the Company at the Balance Sheet Date or acquired by the Company since that date but before Completion.

     23.1.14   Claims and disclaimers

               The Company has duly submitted all claims and disclaimers the making of which has been assumed for the purposes of the Accounts.

     23.1.15   Outstanding claims, elections and appeals

              The Disclosure Documents contain full particulars of all matters relating to Taxation in respect of which the Company is or at Completion will be entitled:

      (a) to make any claim (including a supplementary claim), disclaimer or election for relief under any Taxation Statute;

      (b) to appeal against any assessment or determination relating to Taxation; to apply for a postponement of Taxation.

23.2  Corporation tax, including corporation tax on chargeable gains

      23.2.1  Base values and acquisition costs

              If each of the capital assets of the Company was disposed of on the date hereof for a consideration equal to the book value of that asset in, or adopted for the purposes of, the Accounts or, in the case of assets acquired since the Balance Sheet Date, equal to the consideration given upon its acquisition, no liability to corporation tax on chargeable gains or balancing charges under the CAA would arise and for the purpose of determining the liability to corporation tax on chargeable gains there shall be disregarded any relief and allowances available to the Company other than amounts falling to be deducted under section 38, TCGA.

      23.2.2  Capital allowances

              All expenditure which the Company has incurred or may incur under any subsisting commitment on the provision of machinery, plant or buildings has qualified or will qualify (if not deductible as a trading expense for trade carried on by the Company) for writing-down allowances or industrial building allowances (as the case may be) under CAA and where appropriate notices have been given to the Inland Revenue under section 118, FA 1994.

      23.2.3  Leased assets

              The Company has not made any claim for capital allowances in respect of any asset which is leased to or from or hired to or from the Company and no election affecting the Company has been made or agreed to be under sections 53 or 55, CAA in respect of such assets.

      23.2.4  Finance leases

              The Company is not a lessee under a lease to which the provisions of Schedule 12 to the FA 1997 apply or could apply.

      23.2.5  Short life assets

              The Company has not made any election under section 37, CAA nor is it taken to have made such an election under section 37(8)(c), CAA.

      23.2.6  Long life assets

            The Company does not own and has not owned a long life asset (within the meaning of section 38A, CAA) in respect of which any claim for capital allowances would be subject to the provisions of section 38E-38G, CAA.

    23.2.7  Industrial buildings

            None of the assets of the Company expenditure on which has qualified for a capital allowance under Part I, CAA has at any time been used otherwise than as an industrial building or structure.

    23.2.8  Distributions

    (a) No distribution within the meaning of sections 209, 2 10 and 211, ICTA 1988 has been made (or will be deemed to have been made) by the Company after 5th April, 1965 except dividends shown in its audited accounts and the Company is not bound to make any such distribution.

    (b) No elections have been made pursuant to section 246A, ICTA 1988 in respect of any dividends nor has the Company made a distribution to which the provisions of paragraph 2 of Schedule 7, FA 1997 have been, or could be, applied.

    (c) The Company has not received a dividend in respect of which the payer has made an election under section 246A, ICTA 1988 nor a distribution to which the provisions of paragraph 2 of Schedule 7, FA 1997 have been, or could be, applied.

    23.2.9  Repayments of share capital

The Company has not any time after 6/th/ April, 1965 repaid, redeemed or repurchased or agreed to repay, redeem or repurchase or granted an option under which it may become liable to purchase any shares of any class of its issued share capital nor has the Company after that date capitalised or agreed to capitalise in the form of shares or debentures any profits or reserves of any class or description or otherwise issued or agreed to issue any share capital other than for the receipt of new consideration (within the meaning of Part VI, ICTA 1988) or passed or agreed to pass any resolution to do so.

    23.2.10 Demergers

The Company has not been engaged in nor been a party to any of the transactions set out in sections 213 to 218 inclusive, ICTA 1988 nor has it made or received a chargeable payment as defined in section 218(1), ICTA 1988.

    23.2.11 Issues of securities

No securities (within the meaning of section 254(1), ICTA 1988) issued by the Company and remaining in issue at the date of this Agreement were issued in such circumstances that the interest payable thereon falls to be treated as a distribution under either sections 209(2)(d), 209(2)(da) or 209(2)(e), ICTA 1988, nor has the Company agreed to issue such securities in such circumstances.

    23.2.12 Capital distributions

The Company has not received any capital distribution to which the provisions of section 189, TCGA could apply.

    23.2.13 Land sold and leased back

The Company has not entered into any transaction to which the provisions of section 779 or 780, ICTA 1988 have been or could be applied.

    23.2.14 Foreign loan interest

The Company has not since 31/st/ March, 1982 received any foreign loan interest in respect of which double-taxation relief will or may be restricted under section 798, ICTA 1988.

    23.2.15 Non-deductible payments

No rents, interest, annual payments or other sums of an income nature paid or payable by the Company or which the Company is under an existing obligation to pay in the future are or may be wholly or partially disallowable as deductions, management expenses or charges in computing profits for the purposes of corporation tax by reason of the provisions of sections 74, 79, 125, 338, 339,779 to 784 inclusive, 787 or 788, ICTA 1988 or any other statutory provision or otherwise.

    23.2.16 Rent payable to connected persons

No rent is or has been payable by the Company to which the provisions of sections 33A and 33B, ICTA 1988 could have applied prior to their ceasing to have effect.

    23.2.17 No unremittable income or gains

No claim has been made by the Company under sections 584, 585 or 723 ICTA 1988 or under section 279, TCGA.

    23.2.18 Payments to directors, officers or employees

The Company has not made or agreed to make any payment to or provided or agreed to provide any benefit for any Director or former director, officer or employee of the Company, whether as compensation for loss of office, termination of employment or otherwise, which is not allowable as a deduction in calculating the profits of the Company for Taxation purposes whether up to or after the Balance Sheet Date.

    23.2.19 Disallowance of trading losses and advance corporation tax carry forward

No change of ownership of the Company has taken place in circumstances such that section 768 (change in ownership of company: disallowance of trading losses) or section 245, ICTA 1988 (change in ownership of company: calculation and treatment of advance corporation tax) has or may be applied to deny relief for a loss or losses incurred by the Company and within the period of three years ending with the date of this Agreement there has been no major change in the nature or conduct of any trade or business (as defined in section 768 and section 245, ICTA 1988) carried on by the Company.

    23.2.20 Transfer pricing

The Company is not a party to any transaction or arrangement under which it may be required to pay for any asset or any services or facilities of any kind an amount which is in excess of the market value of that asset or those services or facilities, neither is or was the Company a party to any transaction or arrangements to which the provisions of section 770A and Schedule 28 AA, ICTA 1988 may apply and nor will the Company receive any payment for an asset or any services or facilities of any kind that it has supplied or provided or is liable to supply or provide which is less than the market value of that asset or those services or facilities.

    23.2.21 Transactions not at arm's length

The Company has not disposed of or acquired any asset in circumstances falling within section 17 or 19, TCGA nor given or agreed to give any consideration to which section 128(1)(2), TCGA could apply.

    23.2.22 Transactions between connected persons

No allowable loss has accrued to the Company to which section 18(3), TCGA will apply.

    23.2.23 Chargeable debts

The Company is not owed a debt, other than a debt on a security, on the disposal or satisfaction of which a liability to corporation tax on chargeable gains will arise by reason of section 25 1, TCGA.

    23.2.24 Relief for loans to traders and qualifying corporate bonds

No claim for relief has been allowed to the Company pursuant to sections 253 and 254, TCGA in respect of any loan and no chargeable gain has or is likely to arise pursuant to section 253 (5), (6), (7) or (8) or section 254 (9) or (10), TCGA.

    23.2.25 Chargeable policies

The Company has not acquired benefits under any policy of assurance otherwise than as the original holder of legal and beneficial title.

    23.2.26 Postponement of gains relating to-overseas trade

No claim or election affecting the Company has been made (or assumed to be made) under sections 140, 140C or 187 TCGA.

    23.2.27 Depreciatory transactions

    (a) No allowable loss which might accrue on the disposal by the Company of any share in or security of any company is likely to be reduced by virtue of the provisions of sections 176 and 177, TCGA.

    (b) The Company has not been a party to any scheme or arrangement whereby the value of an asset has been materially reduced as set out in sections 30-34, TCGA.

    23.2.28 Restriction of straightline growth

No asset owned by the Company is subject to a deemed disposal and re-acquisition under Schedule 2, TCGA ` so as to restrict the extent to which the gain or loss over the period of ownership may be apportioned by reference to straightline growth.

    23.2.29 Other claims made by the Company

The Company has made no claim under any of the following:

    (a)     section 280, TCGA (tax on chargeable gains payable by instalments);

    (b)     section 24(2), TCGA (assets of negligible value);

    (c)     section 242(2), TCGA (small part disposals of land); or

    (d)     section 139, FA 1993 (deferral of unrealised exchange gains).

    23.2.30 Gifts

The Company has not received any assets by way of gift as mentioned in section 282, TCGA and the Company has not held, and does not hold, shares in a company to which section 125, TCGA could apply.

    23.2.31 Non-resident companies

    (a) There has not accrued or arisen any income, profit or gain in respect of which the Company may be liable to corporation tax by virtue of the provisions of section 13, TCGA or Chapter IV of Part XVII, ICTA 1988.

    (b) The Company has not been served with a notice in respect of the unpaid corporation tax liability of any company pursuant to section 19 1, WGA.

    23.2.32 Controlled foreign companies

No notice of the making of a direction under section 747, ICTA 1988 has been received by the Company and no circumstances exist which would entitle the Inland Revenue to make such a direction or to apportion any profits of a controlled foreign company to the Company pursuant to section 752, ICTA 1988.

    23.2.33 Agent for non-residents

The Company has not been a party to any transaction or arrangement whereby it is or may hereafter become liable for Taxation under or by virtue of section 42A, ICTA 1988 or regulations made thereunder or section 126, FA 1995.

    23.2.34 Profit-related pay

No scheme registered under Chapter 111 of Part V, ICTA 1988 applies to the Company or any of its employees and no application for registration of a scheme so applying has been made.

    23.2.35 Payment from pension funds

The Company has not received a payment out of funds held for the purposes of an exempt approved scheme in respect of which an amount is recoverable by the Inland Revenue under section 601, ICTA 1988.

     23.2.36   Claims and elections

     (a) The Disclosure Documents contain full particulars of all claims and elections made (or assumed to be made) under sections 23, 152-162 or 165, 175, 247, 248, TCGA insofar as they could affect the chargeable gain or allowable loss which would arise in the event of a disposal by the Company of any of its assets, and indicates which assets (if any) so affected would not on a disposal give rise to relief under Schedule 4, TCGA.

     (b) The Disclosure Documents contain full particulars of elections made under

               (i) Regulation 10 of The Exchange Gains and Losses (Alternative Method of Calculating of Gain or Loss) Regulations 1994 and whether or not such elections have been varied

               (ii) Regulation 3 or 4 of The Local Currency Elections
                    Regulations 1994 and such election is still valid.

     23.2.37        Loan relationships

     (a) all interests, discounts and premiums payable by the Company in respect of its loan relationships (within the meaning of section 81, FA 1996) are eligible to be brought into account by the Company as a debit for the purposes of Chapter 11 of Part IV, FA 1996 at the time and to the extent that such debits are recognised in the statutory accounts of the Company.

     (b) The Disclosure Documents contain full particulars of any debtor relationship (within the meaning of section 103, FA 1996) of the Company which relates to a relevant discounted security (within the meaning of paragraph 3 of Schedule 13, FA 1996) to which paragraph 17 or 18 of Schedule 9, FA 1996 applies.

     (c) The Company has not been a party to a loan relationship which had an unallowable purpose (within the meaning of paragraph 13 of Schedule 9, FA 1996).

     (d)       The Disclosure Documents contain full particulars of:

               (i) any loan relationships to which the Company is a party to which paragraph 8 of Schedule 15, FA 1996 has applied or will apply on the occurrence of a relevant event (within the meaning of paragraph 8(2) of

                   Schedule 15, FA 1996);

            (ii) the amount of any deemed chargeable gain or deemed allowable loss that has arisen or will arise on the occurrence of such relevant event; and

            (iii) any election made pursuant to paragraph 9 of Schedule 15, FA 1996.

     (e) The Company has not entered into any transaction to which paragraph 11 of Schedule 9, FA 1996 applies.

23.3 Corporation tax - groups of companies

     23.3.1 Group relief and consortium relief

The Disclosure Documents contain full particulars of all arrangements and agreements relating to group relief (as defined by section 402, ICTA 1988) to which the Company is or has been a party and:

     (a) all claims by the Company for group relief were when made and are now valid and have been or will be allowed by way of relief from corporation tax;

     (b) the Company has not made nor is liable to make any payment under any arrangement or agreement save in consideration for the surrender of group relief allowable to the Company by way of relief from corporation tax;

     (c) the Company has received all payments due to it under any arrangement or agreement for any surrender of group relief made by it and the payments are not liable to be refunded in whole or in part;

     (d)    no such payment exceeds or could exceed the amount permitted by section 402(6), ICTA 1988; and

     (e) no arrangements such as are specified in section 410(1)-(6), ICTA 1988 exist or existed for any period of account in respect of which a surrender has been made or purports to have been made.

     23.3.2 Surrender of advance corporation tax

The Disclosure Documents contain full particulars of all arrangements and agreements to which the Company is or has been a party relating to the surrender of advance corporation tax made or received by the Company under section 240, ICTA 1988 and:

     (a) the Company has not paid nor is liable to pay for the benefit of any advance corporation tax which is or may become incapable of set-off against the Company's liability to corporation tax;

     (b) the Company has received all payments due to it under any arrangement or agreement for any surrender of advance corporation tax made by it and the payments are not liable to be refunded in whole or in part;

     (c)    no such payment exceeds or could exceed the amount permitted by section 240(8), ICTA 1988; and

     (d) no arrangements such as are specified in section 240(11), ICTA 1988 whereby any person could obtain control of the Company exist or existed for any period in respect of which a claim under section 240, ICTA 1988 has been made or purports to have been made.

     23.3.3 Transfer of Tax refunds

The Disclosure Documents contain full particulars of all arrangements and agreements relating to the transfer of tax refunds to which the Company is or has been a party and:

     (a) all claims by the Company for the transfer of tax refunds were when made and are now valid and have been or will be allowed by way of discharging the liability of the Company to pay any corporation tax;

     (b) the Company has not made nor is liable to make any payment under any arrangement or agreement save in consideration for the transfer of tax refunds allowable to the Company by way of discharge from liability to corporation tax and equivalent to the Taxation for which the Company would have been liable but for the transfer;

     (c) the Company has received all payments due to it under any such arrangement or agreement or transfer of tax refunds made by it and the payments are not liable to be refunded in whole or in part;

     (d)    no such payment exceeds or could exceed the amount permitted by section 102(7), FA 1989; and

     (e) no arrangements such as specified in section 410(1)-(6), ICTA 1988 exist or existed for any period in respect of which a claim under section 102, FA 1989 has been made or purports to have been made.

     23.3.4 Acquisitions from group members

No tax has been or may be assessed on the Company pursuant to section 190, TCGA in respect of any chargeable gain accrued prior to the date of this Agreement and the Company has not at any time within the period of six years ending with the date of this Agreement transferred any asset other than trading stock including any transfer by way of share exchange within section 135, TCGA to any company which at the time of disposal was a member of the same group as defined in section 170, TCGA.

     23.3.5 Leaving the group

The execution or completion of this Agreement or any other event since the Balance Sheet Date will not result in any chargeable asset being deemed to have been disposed of and re-acquired by the Company for Taxation purposes pursuant to section 178 or 179, TCGA or as a result of any other Event since the Balance Sheet Date.

     23.3.6 Group income

The Disclosure Documents contain full particulars of all elections made by the Company under section 247, ICTA 1988 and all such elections are now in force and the Company has not paid any dividend without advance corporation tax or made any payment without deduction of income tax in the circumstances specified in section 247(6), ICTA 1988 and no assessment has been made on the Company in respect of advance corporation tax which ought to have been paid or income tax which ought to have been deducted.

     23.3.7 Capital losses

The Company has no capital losses the set-off of which are or may be restricted by section 177A and Schedule 7A, TCGA.

23.4 Close companies

     23.4.1 Close company status

The Company has at all times been a close company within the meaning of sections 414 and 415, ICTA 1988.

     23.4.2 Close investment-holding company status

The Company has not in any accounting period beginning after 31/st/ March, 1989 been a close investment-holding company as defined in section 13A, ICTA 1988.

     23.4.3 Distributions

No distribution within section 418, ICTA 1988 has ever been made by the Company.

     23.4.4 Loans to participators

Any loans or advances made or agreed to be made by the Company within sections 419 and 420 or 422, ICTA 1988 have been Disclosed and the Company has not released or written off or agreed to release or write off the whole or any part of any such loans or advances.

23.5 Inheritance tax

     23.5.1 No transfers of value and associated operations

The Company has made no transfers of value within sections 94 and 202, ITA nor has the Company received a transfer of value such that liability might arise under section 199, ITA nor has the Company been party to associated operations in relation to a transfer of value as defined by section 268, ITA.

     23.5.2 Inland Revenue charge

There is no unsatisfied liability to inheritance tax attached to or attributable to the Shares or any asset of the Company and none of them are subject to an Inland Revenue charge as mentioned in section 237 and 238, ITA.

     23.5.3 Power of sale, mortgage or charge

No asset owned by the Company nor the Shares are liable to be subject to any sale, mortgage or charge by virtue of section 212, ITA.

23.6 VAT

     23.6.1 Returns and payments

     (a) The Company is a taxable person duly registered for the purposes of VAT.

     (b) The Company has complied with all statutory provisions, rules, regulations, orders and directions in respect of VAT, has promptly submitted accurate returns, and the Company maintains full and accurate VAT records, has never been subject to any interest, forfeiture, surcharge or penalty nor been given any notice under sections 59 or 64, VATA nor been given a warning within section 76(2), VATA nor has the Company been required to give security under paragraph 4 of Schedule 11, VATA.

     (c) VAT has been duly paid or provision has been made in the Accounts for all amounts of VAT for which the Company is liable.

     23.6.2 Taxable supplies and input tax credit

All supplies made by the Company are taxable supplies and the Company has not been and will not be denied full credit for all input tax by reason of the operation of sections 25 and 26, VATA and regulations made thereunder or for any other reasons and no VAT paid by the Company is not input tax as defined in section 24, VATA and regulations made thereunder.

     23.6.3 VAT groups

The Company is not and has not been for VAT purposes a member of any group of companies other than the Group and no act or transaction has been effected in consequence whereof the Company is or may be held liable for any VAT arising from supplies made by another company and no direction has been given nor will be given by H M Customs & Excise under Schedule 9A, VATA as a result of which the Company would be treated for the purposes of VAT as a member of a group.

     23.6.4 Transactions between connected persons

The Company has not been or agreed to be party to any transaction or arrangement in relation to which a direction has been or could be made under paragraph 1 of
Schedule 6, VATA or to which paragraph 2(3A) of Schedule 10, VATA applied.

     23.6.5 Charge to VAT as agent or representative

The Company is not and has not agreed to become liable for VAT by virtue of sections 47 and 48, VATA.

     23.6.6 VAT and Properties

The Company or its relevant associate for the purposes of paragraph 3(7) of
Schedule 10, VATA has exercised the election to waive exemption from VAT (pursuant to paragraph 2 of Schedule 10, VATA) only in respect of those Properties listed (as having been the subject of such an election) in the Disclosure Documents and:

     (a) neither the Company nor its relevant associate has any intention or obligation to exercise such an election in respect of any other of the Properties;

     (b) all things necessary for the election to have effect have been done and in particular any notification and information required by paragraph 3(6) of Schedule 10, VATA has been given and any permission required by paragraph 3(9) of Schedule 10, VATA has been properly obtained;

     (c) a copy of the notification and of any permission obtained from H M Customs & Excise in connection with the election is included in the Disclosure Documents;

     (d) no election has or will be disapplied or rendered ineffective by virtue of the application of the provisions of paragraph 2 (3AA) of Schedule 10, VATA;

     (e) in no case has the Company charged VAT, whether on rents or otherwise, which is not properly chargeable; and

     (f) the Company has not agreed to refrain from making an election in relation to any of the Properties.

     23.6.7   Capital goods scheme

The Company does not own and has not at any time within the period of ten years preceding the date hereof owned any assets which are capital items subject to the Capital Goods Scheme under Part XV of the VAT Regulations 1995.

     23.6.8   Bad debt relief

The Company has not made any claim for bad debt relief under section 36, VATA and details of any claim it could make have been Disclosed.

     23.6.9   Self-billing

The Company has not entered into any self-billing arrangement in respect of supplies made by any other person nor has it at any time agreed to allow any such person to make out VAT invoices in respect of supplies made by the Company.

23.7 Stamp duty

     23.7.1   Stamp duty

All stampable documents wheresoever executed (other than those which have ceased to have any legal effect) to which the Company is a party have been duly stamped or stamped with a particular stamp denoting that no stamp duty is chargeable. Since the Balance Sheet Date there have been and are no circumstances or transactions to which the Company is or has been a party such that a liability to stamp duty or any penalty in respect of such duty will arise on the Company.

     23.7.2  Stamp duty reserve tax

Since the Balance Sheet Date the Company has not incurred any liability to or been accountable for any stamp duty reserve tax and there has been no agreement within section 87(1), FA 1986 which could lead to the Company incurring such a liability or becoming so accountable.

24.       TAXATION - IRELAND

24.1      General

24.1.1 Tax Returns and Information: All returns, computations, notices and items of information which are, or have been, required to be made or given by the Group for any Tax purpose have been made or given within the requisite periods and on a proper basis and are up-to-date and correct, and none of them is, or is likely to be, the subject of any dispute with the Revenue Commissioners or other Tax authorities.

24.1.2 Payment of Tax Due: All Tax, including amounts required by statute to be deducted by the Group in respect of payments made by it, which the Group is liable to pay prior to Completion has been or will be so paid prior to Completion.

24.1.3 Penalties, Interest and Revenue Offences: The Group has not paid, and will not become liable to pay, any fine, penalty or interest charged by virtue of the TCA or any other statutory provision relating to Tax, and the Group has not committed any act or made any omission which might constitute an offence under Section 1078 of the TCA.

24.1.4 Agreement with Tax Authorities: The Disclosure Letter sets out full particulars of any agreement or arrangement between the Group and the Revenue Commissioners or other Tax authorities pursuant to which the Group is authorised not to comply with a requirement which, but for such agreement or arrangement, would be its statutory obligation, and the Group has not taken any action which has had, or will have, the result of altering, prejudicing or in any way disturbing any arrangement or agreement which it has previously had with the Revenue Commissioners or other Tax authorities.

24.1.5 Transactions since Balance Sheet Date: The Disclosure Letter contains full and accurate particulars of all transactions effected otherwise than in the ordinary course of business since the Balance Sheet Date in respect of which the Group is required to make a specific return to the relevant Tax authorities and in respect of which the time for making such return will expire on or after Completion.

24.1.6 Tax Consents and Clearances: No transaction has been effected by the Group in respect of which any consent or clearance from the Revenue Commissioners or other Tax authorities was required:

          (1) without such consent or clearance having been validly obtained before the transaction was effected;

          (2) otherwise than in accordance with the terms of, and so as to satisfy any conditions attached to, such consent or clearance; or

          (3) otherwise than at a time when, and in circumstances in which, such consent or clearance was valid and effective and in any case where such consent or clearance was required, no circumstances have arisen which might reasonably be expected to cause such consent or clearance to be or become invalid or to be withdrawn by the Tax Authority concerned.

24.1.7 Applications since Balance Sheet Date: All particulars furnished to the Revenue Commissioners or other Tax authorities in connection with the application for any consent or clearance by the Group made since the Balance Sheet Date fully and accurately disclosed all facts and circumstances material to the decision of the Revenue Commissioners or such other authorities.

24.1.8 Claims under the Deed of Tax Covenant: Without prejudice to any liability which may arise under the Deed of Tax Covenant, to the best of the knowledge and belief of the Warrantors after making due and careful enquiries, there is no liability to Tax in respect of which a claim could be made under the Deed of Tax in respect of which a claim could be made under the Deed of Tax Covenant and there are no circumstances likely to give rise to such a liability.

24.1.9 Liability for Others: The Group is not and will not become liable to pay, or make reimbursement or indemnity in respect of, any Tax (or amounts corresponding thereto) in consequence of the failure by any other person to discharge that Tax within any specified period or otherwise, where such Tax relates to a profit, income or gain, transaction, event, omission or circumstances arising, occurring or deemed to arise or occur (whether wholly or partly) prior to Completion.

24.1.10 Outstanding Entitlements: The Disclosure Letter includes a correct and complete list and full particulars with express reference to this clause 24.1.10. Of all matters relating to Tax in respect of which the Group (either alone or jointly with any other person) has, or at Completion will have, an outstanding entitlement:

          (1) to make any claim for relief under the TCA or any other statutory provision relating to Tax;

          (2) to make any election for one type of relief, or one basis, system or method of Tax, as opposed to another;

          (3) to make any appeal (including a further appeal) against an assessment to Tax:

          (4) to make any application for the postponement, or payment by instalment of, Tax; or

          (5)  to disclaim any allowance or relief

          such particulars being reasonably sufficient to enable the Purchaser to procure that any time limit to such entitlement expiring within six months after Completion can be met.

24.1.11 Notice of Attachment: No notice of attachment has been served on the Group under Section 1002 of the TCA.

24.1.12 Deposit Interest Retention Tax: The Group has not received, nor will it prior to Completion earn, deposit interest subject to retention of tax under Section 257 of the TCA.

24.1.13 Charges on Book Debts: The Group has not since 27th May, 1986 taken a fixed charge on the book debts of any company, nor will the Group take any such fixed charge prior to Completion.

24.1.14 Agency For Non-Residents: The Group has never been nor is it now, assessable to Tax under Section 1034 or 1034 of the TCA.

24.1.15   Anti-Avoidance Provision: The Group has not received any notice under
          Section 811(6) of the TCA or engaged in, or been a party to, a tax avoidance transaction within the meaning of Section 811(2) of the TCA or any other transaction or series of transactions or scheme or arrangement of which main purpose, or one of the main purposes, was or could be said to be the avoidance or deferral of, of a reduction in the liability to, Tax.

24.1.16 PAYE and Social Welfare: The Group has properly operated the pay-as-you-earn and social welfare contribution systems (including levies), deducting and accounting for tax and maintaining records as required by law, and the Group has not suffered any PAYE audit by the Revenue Commissioners since the Balance Sheet Date, nor has it been notified that any such audit will or is expected to be made.

24.2      Corporation Tax
          ---------------

24.2.1 Company Residence: No member of the Group is, or has at any stage since its incorporation been, resident for Tax purposes in a country other than Ireland.

24.2.2 Foreign Tax: The Disclosure Letter includes a correct and complete list and full particulars of any liability to Tax in a country other than Ireland.

24.2.3    Manufacturing Relief:

          (1) The Disclosure Letter includes a statement of all distributable reserves which carry a reduced tax credit.

          (2) where relief under Chapter 1 of Part 14 of the TCA has been claimed by any Group Company, such relief was claimed, and is being claimed, on a correct and proper basis.

24.2.4 Loss of Relief etc: No relief (whether by way of deduction, reduction, set-off, exemption, repayment, allowance or otherwise) from, against or in respect of any Tax has been claimed or given to the Group which could or might be effectively withdrawn, postponed, restricted or otherwise lost as a result of any act, omission, event or circumstance arising or occurring at, or at any time after, Completion, and the Group has not at any time claimed any relief from Tax under Part 10 of the TCA.

24.2.5 Carry Forward of Losses: Nothing has been done, and no event or series of events has occurred or will as a result of any Contract, agreement or arrangement entered into before Completion occur, which might when taken together with the entry into or Completion of this Agreement cause or contribute to the disallowance to any Group Company of the carry forward of any losses or excess charges on income or surplus advance corporation tax.

24.2.6 Restriction on Losses ad Charges: The use of losses incurred by, or charges paid by, any Group Company is not restricted by Section 454,455 or 456 of the TCA.

24.2.7    Capital Losses:

          (1) No Group Company has incurred a loss on the disposal or deemed disposal of an asset (other than trading stock) in relation to which its ability to set the whole of the loss against any chargeable gain arising in the same or later accounting period is or may

          (2) No Group Company has made, nor is it entitled to make, a claim under Section 538 of the TCA.

24.2.8 Capital Allowances: No Group Company has made any claim for capital allowances in respect of any asset which is leased to or from, or hired to or from, any Group Company, and since the Balance Sheet Date, the Group has not done or omitted to do, or agreed to do or permitted to be done, any act, or suffered any occurrence, as a result of which any balancing charge has arisen or may arise under Section 274 and
          Section 288 of the TCA nor has there been or might there be any disallowance of excess relief by virtue of Section 403 of the TCA;

24.2.9    Base Value and Costs of Acquisitions:

          (1) If each of the assets (other than trading stock) of the Group was disposed of for a consideration equal to the book value of that asset shown in or adopted for the purpose of the Accounts, no liability to corporation tax on chargeable gains or balancing charges under Section 274 and Section 288 of the TCA not fully provided for the Accounts would arise.

          (2) For the purpose of determining the liability to corporation tax on chargeable gains, there shall be disregarded any reliefs and allowances available to the Group other than amounts falling to be deducted under Chapter 2 of Part 19 of the TCA.

          (3) The Group has not since the Balance Sheet Date acquired any asset (other than trading stock) in circumstances such that Section 584, 585, 586 and 587 of the TCA applied to its acquisition.

24.2.10 Patent Income Exemption: The Disclosure Letter includes a correct and complete list and full particulars of all dividends paid in the last six years out of patent income disregarded for the purposes of corporation tax by virtue of Section 234 of the TCA.

24.2.11 Close Companies: No Group Company has any liability to a surcharge on any of its income pursuant to Section 440 or 441 of the TCA or will incur any such liability in respect of any accounting period prior to Completion, and no Group Company has at any time ceased to carry on the trade of which, immediately prior to such time, its activities wholly or mainly consisted. No distributions falling within Section 436 or 437 of the TCA have been made by any Group Company, and no Group Company has entered into any transaction falling within Section 438 or 439 of the TCA.

24.1.12 Trading Company Status: Each Group Company, at the date of this Agreement, carries on an activity which is a trade for the purposes of Tax and has not ceased and will not as a result of any Contract, agreement or arrangement entered into before Completion cease, to carry on such activity.

24.2.13 Unremittable Income and Capital Gains: The Group has neither received nor become entitled to any income which is particular income within the meaning of Section 1004 of the TCA nor any particular gains to which Section 1005 of the TCA applies.

24.2.14   Transactions Not at Arm's Length:  The Group:

          (1) does not own nor has it agreed to acquire any asset, nor has it received or agreed to receive any services or facilities (including without limitation the benefit of any licences or agreement), the consideration for the acquisition or provision of which was or will be in excess of its market value of otherwise than on an arm's length basis;

          (2) does not own nor has it agreed to dispose of any asset, nor has it provided or agreed to provide any services or facilities (including without limitation the benefit of any licences or agreements), the consideration for the disposal or provision of which was or will be less than its market value, or otherwise than on an arm's length basis;

          (3) has not disposed of or-acquired any asset in such circumstances that the provision of Section 547 of the TCA applied or could apply thereto; and

          (4) has not since the Balance Sheet Date appropriated any asset owned by it to or from trading stock.

24.2.15   Return of Capital etc.  No Group Company has since incorporation:

          (1) repaid or agreed to repay, or redeemed or agreed to redeem, or purchased or agreed to purchase, any of their share capital; or

          (2) capitalised or agreed to capitalise in the form of debentures or redeemable shares any profits or reserves of any class or description.

24.2.16 Payments: No rents, interest, annual payments, emoluments or other sums of an income nature paid or payable by the Group of which the Group is under an obligation to pay in the future are, or (under the law as presently in force) may be, wholly or partially disallowable as deductions or charges in computing profits for the purpose of corporation tax by reason of any statutory provisions relating to Tax.

24.2.17 Issue of Securities: No securities (within the meaning of Section 135(8) of the TCA) issued by the Group and remaining in issue at the date of this Agreement were issued in such circumstances that any interest or other distribution out of assets in respect thereof falls to be treated as a distribution under Section 130(2) (d) of the TCA, nor has the Group agreed to issue securities (within that meaning) in such circumstances.

24.2.18 Preference Share Dividends: Section 138 of the TCA does not apply to dividends paid or received by any Group Company.

24.2.19 Depreciatory Transactions: No asset owned by the Group has at any time since its acquisition by the Group been subjected to a reduction in value such that any allowable loss arising on its disposal is likely to be reduced or eliminated or any chargeable gain arising on its disposal is likely to be increased.

24.2.20 Premiums and Sale and Lease Back of Land: The Group has not entered into any transaction to which the provisions of Section 98, 99 or 100 of the TCA have been or could be applied.

24.2.21 Pension Schemes: The Group has not since the Balance Sheet Date received any payment to which Section 782 of the TCA is applicable.

24.2.22  Share Schemes:  No Group Company has:

          (1) established an approved profit sharing scheme under the provisions of Chapter 1 of Part 17 of the TCA and the eleventh schedule to the TCA or are a participating company within the meaning of the eleventh schedule to the TCA;

          (2) issued any eligible shares within the meaning of Section 479 of the TCA;

          (3) got in existence, nor are proposing to introduce, any share option scheme or profit sharing scheme for all or any directors or employees of the Group; or

          (4) been nor are now, a qualifying research and development company or a qualifying sponsoring company within the meaning of Chapter III of Part I of the Finance Act, 1986.

          Group Relief Surrenders of Group Income:
          ----------------------------------------

          (1) The Discloure Letter includes a correct and complete list and full particulars of all arrangements and agreements relating to group relief (as described in Chapter 5 of Part 12 of the TCA) to which any Group Company is or has been a party in the last three years.

          (2) All claims made by any Group Company for group relief were, when made, valid and have been or will be allowed by way of relief from corporation tax.

          (3) Save as disclosed in the Accounts, no Group Company has since the Balance Sheet Date made, nor is it liable to make, any payment under any such arrangement or agreement.

          (4) Each Group Company has received any payments due to it under any such arrangement or agreement for surrender of group relief made by them.

24.2.24   Group Relief Surrenders of Act:
          -------------------------------

          (1) The Disclosure Letter includes a correct and complete list and full particulars of all arrangements and agreements relating to the surrender of advance corporation tax (as described in Section 166 of the TCA) to which any Group Company is or has been party in the last three years.

          (2) All claims made by each Group Company for the surrender of advance corporation tax were, when made, valid and have been or will be allowed by way of relief from corporation tax payable by the particular Group Company to whom the advance corporation tax was surrendered.

          (3) Save as disclosed in the Accounts, no Group Company has since the Balance Sheet Date paid, or are liable to pay, any advance corporation tax which is or may become incapable of set-off against their liability to corporation tax.

          (4) Each Group Company has received all payments due to it under any such arrangements or agreements for the surrender of advance corporation tax.

24.2.25   Elections:  The Disclosure includes a correct and complete list and
          ----------
          full particulars of all elections made by any Group Company under
          Section 165 of the TCA.

24.2.26   Acquisitions from Group Companies:  The entry into or Completion of
          ----------------------------------
          this Agreement will not result in any profit or gain being deemed to accrue to any Group Company for Tax purposes, whether pursuant to
          Section 623 of the TCA or otherwise.

24.2.27   Replacement of Business Assets:  The Group has not purchased an asset
          -------------------------------
          subject to a claim made under Section 620 of the TCA, nor has it made any other claim which would affect the amount of the chargeable gain or allowable loss which would, but for such claim, have arisen on a disposal of any of its assets.

24.2.28   Dealings in Land: The Group has not entered into any transaction as a
          -----------------
          result of which it could be assessed to Tax under Chapter 1 of Part 22 of the TCA.

24.2.29 Section 453 of the TCA does not apply and has never applied to the computation of the income of any Group Company for the purposes of Corporation Tax.

24.3      Value Added Tax ("VAT"):
          ------------------------

24.3.1 The Disclosure Letter includes a correct and complete list and full particulars of any claim for bad debt relief which has been or may be made by the Group under section 10(3)(c) of the Value Added Tax Act, 1972 ("the VAT Act").

24.3.2 Each Group Company is registered for the purpose of VAT, and has been so registered at all times that it has been required to be registered by the relevant legislation.

24.3.3 The Group has complied fully with all statutory requirements, orders, provisions, directions or conditions relating to VAT including (for the avoidance of doubt) the terms of any agreement reached with the Revenue Commissioners.

24.3.4 The Group maintains and has at all times maintained complete, correct and up-to-date records for the purpose of VAT, and has preserved such records in such form and for such periods as are required by the relevant legislation.

24.3.5 The Group is not in arrears with any VAT payment or returns, or liable to any abnormal or non-routine payment or any forfeiture or penalty or to the operation of any penal provision.

24.3.6 The Group is not, and has not agreed to become, an agent, manager or factor (for the purposes of section 37 of the VAT Act).

24.3.7 No Group Company has at any time been a member of a group registration made pursuant to section 8(8) of the VAT Act (other than a group registration all the other members of which were members of the Group) nor been served with a notice in writing from the Revenue Commissioners under that section.

24.3.8 The Group has not, since the Balance Sheet Date, made exempt supplies such, or of such amount, that it is unable to obtain credit for all input tax paid or suffered by it.

24.4      Stamp Duty:
          ----------

24.4.1 All documents to which the Group is a party of which form party of any of the title of the Group to any asset owned or possessed by it have been duly stamped and (where appropriate) adjudicated.

24.4.2 Within the two years ending on the date of this Agreement, the Group has not made any claim for relief or exemption under section 19 of the Finance Act, 1952 or section 31 of the Finance Act, 1965 and no such claim will be made prior to Completion.

24.4.3 The Group has not entered into any agreement with the Revenue Commissioners pursuant to section 113 of the Finance Act, 1990.

24.5      Capital Duty:
          ------------

24.5.1 The Group has duly paid all stamp duty, and interest, fines and penalties thereon, payable in accordance with the provision of section 68 of the Finance Act, 1973, whether or not the due date of payment has passed

24.5.2 Within the five years ending on the date of this Agreement, the Group has not made any claim for relief or exemption under section 72 of the Finance Act, 1973.

24.6      Capital Acquisition Tax:
          -----------------------

24.6.1 There is no outstanding charge for unpaid capital acquisition tax over any asset of the Group or in relating to any shares in the capital of any Group Companies.

24.6.2 There are not in existence any circumstances whereby any such power as is mentioned in section 35(8) of the Capital Acquisition Tax Act, 1976 could be exercise in relation to any shares, securities or other assets of or owned by the Group.

24.6.3 Since the Balance Sheet Date, no taxable gift (as defined by section 6 of the Capital Acquisitions Tax Act, 1976) or taxable inheritance (as defined by section 12 of the same Act) has been received by any Group Company, nor has any Group Company been a disponer (as defined by section 2 of the same Act) for the purposes of capital acquisitions tax.

                                  SCHEDULE 7

               Basis for preparation of the Completion Statement

1.   GENERAL REQUIREMENTS

     The consolidated Completion Statement of the Group shall represent the assets and liabilities of the Group after the Hive Down and be prepared on the basis of UK GAAP as applied by companies carrying on a similar business to that of the Business, but for the avoidance of doubt:

1.1 sums receivable in respect of debtors shall not be included at sums higher than the amounts collectible, making appropriate provision for doubtful debts;

1.2 stocks and work-in-progress shall be valued at the lower of cost and net realisable value;

1.3 liabilities shall include accruals, provisions and reserves including in respect of costs of the Hive Down;

1.4  no value shall be attributable to goodwill or any other intangible asset;

1.5  no value shall be attributable to research and development costs;

1.6 immovable property and other fixed assets shall be included at their net book value as at the Balance Sheet Date (or at cost if purchased after the Balance Sheet Date) less depreciation on cost at 33% per annum for all classes of fixed assets;

1.7 full provision shall be made for all Taxation, including Taxation arising from the Hive Down and including deferred Taxation, but no value shall be attributable to deferred tax assets on an individual or net basis.

                                  SCHEDULE 10

                                  Completion

                                    Part 1

1.   VENDORS' OBLIGATIONS

     On Completion, the Vendors shall deliver to the Purchaser:

1.1 evidence reasonably satisfactory to the Purchaser of the fulfilment of the conditions set out in clause 2.1, including novation of such material Contracts of the Services Business to the assignee of such business as Purchaser may require;

1.2 a copy of the minutes of a meeting of the directors of each of the Vendors that is a body corporate authorising the execution by that Vendor of this Agreement and the Tax Deed (such copy minutes being certified as correct by the secretary of that Vendor);

1.3 certificates from each of the banks at which the Company and each of the Subsidiaries maintains an account of the amount standing to the credit or debit of all such accounts as at the close of business on the last Business Day prior to Completion;

1.4 the cash book balances of the Company and each of the Subsidiaries as at Completion with statements reconciling such cash book balances and the relevant cheque books with the balances on the bank accounts of the Company and each of the Subsidiaries as shown by the certificates referred to in paragraph 1.3;

1.5 the cheque books relating to all the bank accounts of the Company and each of the Subsidiaries together with confirmation that no cheques have been written by the Company or any of the Subsidiaries since preparation of the statements referred to in paragraph 1.4;

1.6 evidence in the agreed terms that all debts and accounts (if any) between any member of the Group or any Affiliate of any member of the Group (of the one part) and the Vendors and any Connected Person or Affiliate of any of the Vendors (of the other part) have been fully paid and settled;

1.7 evidence satisfactory to the Purchaser that all guarantees, indemnities and warranties given by the Company and the Subsidiaries other than those Disclosed have been released;

1.8 the Tax Deed duly executed as a deed by the Vendors, duly executed by each of the parties thereto other than the Purchaser;

1.9 transfers of the Shares duly executed by the registered holders thereof in favour of the Purchaser or its nominee(s) together with the relevant share certificates in the names of such registered holders;

1.10 such waivers, consents or other documents (including any power of attorney under which any document required to be delivered under Part 1 of this schedule has been executed) in the agreed terms to enable the Purchaser and its nominee(s) to be registered as the holders of the Shares;

1.11 certificates in respect of all issued shares in the capital of each of the Subsidiaries and duly executed transfers of all shares in any Subsidiary held by any nominee or trustee for the Company including ATL or another subsidiary in favour of such persons as the Purchaser shall direct;

1.12 irrevocable powers of attorney in the agreed terms executed by each of the holders of the Shares in favour of the Purchaser or its nominee(s) to enable the beneficiary (pending registration of the transfers of the Shares) to exercise all voting and other rights attaching to the Shares and to appoint proxies for this purpose;

1.13 the statutory registers and minute books (properly written up to the time immediately prior to Completion), the common seal (if any), the certificate of incorporation and (if applicable) any certificate of incorporation on change of name of the Company and each of the Subsidiaries;

1.14 the documents of title to the Properties;

1.15 the written resignations in the agreed terms of all the Directors and the secretary or secretaries of the Company and the Subsidiaries in form satisfactory to Purchaser from their respective offices, such resignations to take effect from Completion;

1.16 the written resignation of the auditors of the Company and of each of the Subsidiaries in the agreed terms to take effect from Completion containing the statements referred to in section 394(1), CA 85 that they consider there are no such circumstances as are mentioned in that section and confirming that they have deposited or shall deposit that statement in accordance with section 394(2), CA 85 at the respective registered offices of the Company and each of the Subsidiaries; and

1.17 the resignations in the appropriate form of such of the trustees of the Irish Pension Scheme as the Purchaser may require.

1.18 signed Apion/Aldiscon (NI) Limited employment agreements for Michael Curran, Richard McConnell, Liam McQuillan and Denis Murphy;

1.19 employment agreements in the agreed form, duly executed by Denis Murphy, Richard McConnell and Michael Curran;

1.20 Legal opinions in substantially the form attached as Exhibit B (subject to customary limitations and exceptions) from Biggar & Strahan and Gore & Grimes.

1.21 written confirmation from Vendors that none is a a US Person for "check-the-box" tax election purposes;

1.22 Acknowledgements in a form acceptable to the Purchaser from Sheila Purdy and Paul McCartney confirming that they have no rights to the issue or shares in, or other claims against, the Company or any of the subsidiaries.

1.23 Written confirmation from Prudential and Equitable Life that all premiums payable under the NI Pension Scheme and the Irish Pension Scheme prior to completion have been duly paid to them.

1.24 Copies of duly executed assignments of intellectual property in the form in the the Disclosure Documents of Denis Murphy, Richard McConnell, Michael Curran and Liam McQuillan;

1.24.1 the assignments of Intellectual Property dated 15 January and 28 March 1999, duly stamped by the relevant taxing authority (or evidence that no stamping is required).

Part 2

On Completion, the Vendors shall cause a board meeting of the Company and of each of the Subsidiaries to be held at which:

1. in the case of the Company only, the said transfers of the Shares shall be passed for registration and registered (subject to the same being duly stamped, which shall be at the cost of the Purchaser);

2. the resignations referred to in paragraphs 1.15 and 1.16 of Part 1 shall be tendered and accepted so as to take effect at the close of the meeting;

3. persons nominated by the Purchaser (in the case of directors subject to any maximum number imposed by the relevant articles of association) shall be appointed additional directors and appointed secretaries;

4. all existing instructions and authorities to bankers shall be revoked and shall be replaced with alternative instructions, mandates and authorities in such form as the Purchaser may require;

5. the registered office shall be changed as directed by the Purchaser

6. the accounting reference date shall be changed as directed by the Purchaser

7. Messrs. KPMG shall be appointed auditors;

8. the Hive-Down will be approved; and

9. in the case of the Subsidiaries only, transfers shall be passed for registration and registered (subject to the same having been duly stamped at the cost of the Company) and declarations of trust in a form satisfactory to the Purchaser shall be executed in respect of all shares in the Subsidiaries held by any person other than the Company as nominee for the Company or another Subsidiary.

                                  SCHEDULE 14

                          INVESTMENT REPRESENTATIONS

Each of the Vendors hereby represents and warrants as follows:

1.   Such Vendor is as of the date hereof.

     1.1 a natural person whose individual net worth, or joint net worth together with such person's spouse, exceeds $1,000,000 at the time of purchase;

     1.2 a natural person with individual income in excess of $200,000 in each of the two most recent years or joint income with such person's spouse in excess of $300,000 in each such year and with a reasonable expectation of reaching the same level of income in the current year;

     1.3 an employee benefit plan with total assets in excess of $5,000,000 which is established or maintained by a state, political subdivision or their agencies or instrumentalities;

     1.4 an organisation as described in Section 501(C) (3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Consideration Stock, with total assets in excess of $5,000,000;

     1.5 a trust with assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Consideration Stock, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Consideration Stock; or

     1.6 an entity in which all of the equity owners meet one or more of the above criteria.

2. Such Vendor is acquiring the Consideration Stock for investment purposes only, solely for such Vendor's own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof in violation of any federal or state securities laws;

3. Such Vendor's knowledge and experience in financial and business matters are such that such Vendor is capable of evaluating the merits and risks of its investment in the Consideration Stock, and has made its own independent valuation with respect to the value of the Consideration Stock;

4. Such Vendor understands that the Consideration Stock are a speculative investment which involves a high degree of risk of loss of the investment therein, such Vendor's financial situation is such that such Vendor can afford to bear the economic risk of holding the Consideration Stock acquired by such Vendor hereunder for an indefinite period of time, has adequate means for providing for such Vendor' current needs and contingencies and can afford to suffer the complete loss of the investment in the Consideration Stock;

5. Such Vendor and Such Vendor's representatives, including such Vendor's financial, tax, legal and other advisers, have carefully reviewed all documents furnished to them in connection with the investment in the Consideration Stock, and understands and has taken cognisance of all the risk factors related to such investment, and no representations or warranties have been made to such Vendor or such Vendor's representatives concerning such investment or the Company, its prospects or other matters;

6. Such Vendor and such Vendor's representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the terms and conditions of the acquisition of the Consideration Stock and the business of the Company and to obtain any additional information which such Vendor or such Vendor's representatives deem necessary to verify the accuracy of the information that has been provided to such Vendor in order for such Vendor to evaluate the merits and risk of the investment in the Consideration Stock;

7. Such Vendor understands that no federal agency (including the Securities and Exchange Commission), state agency or foreign agency has made or will make any finding or determination as to the fairness of an investment in the Consideration Stock (including as to the purchase price); and

8. Such Vendor is not a US Person (as defined in the Securities Act of 1933, as amended (the "Securities Act").

9. Such Vendor understands that the offer and sale of the Consideration Stock have not been registered under the Securities Act, by virtue of Section 4(2) of the Securities Act, or under the securities laws of any state of the United States or of any foreign jurisdiction;

10. Such Vendor understands that no resales of the Consideration Stock may be effected unless the resale of such Consideration Stock is registered under the Securities Act or an exemption therefrom is available and all applicable state and foreign securities laws are complied with;

11. Such Vendor understands that the following restrictive legend shall be placed on the certificates representing the Consideration Stock acquired by such Vendor hereunder:

THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES LAWS. SUCH CONSIDERATION STOCK MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM SAID ACT OR SUCH OTHER LAWS AND, IF REQUESTED BY THE ISSUER, AN OPINION OF COUNSEL SELECTED BY THE HOLDER AND REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED, OR IS EXEMPT FROM SAID ACT OR SUCH OTHER LAWS.

12. Such Vendor understands that a notation shall be made in the appropriate records of the Company, indicating that the Consideration Stock are subject to restrictions on transfer and appropriate stop-transfer instructions will be issued to the securities transfer agent with respect to the Consideration Stock.

                                  SCHEDULE 15

                                    Escrow

1. Each of the Vendors hereby directs the Purchaser to retain 10 per cent of the Consideration Stock which it would otherwise be entitled to receive upon Completion. Such retained shares are referred to in this Schedule 15 as "ESCROW SHARES".

2. Except as otherwise provided below, the Escrow Shares shall be retained by the Purchaser until the first anniversary of Completion, (the "ESCROW PERIOD").

3.   During the Escrow Period:

     3.1 the Purchaser shall not be required to release or deliver any of the Escrow Shares to the Vendors and shall keep the certificates therefor.

     3.2 in relation to any Claim which arises against any of the Vendors during the Escrow Period and is settled in favour of the Purchaser either during or after the Escrow Period, each of the Vendors hereby irrevocably waives their right to receive such number of Escrow Shares, on a pro rata basis according to the proportion of the Consideration Stock receivable by each of them as set forth in
          Schedule 1, as equals in aggregate the amount paid by the Vendors to the Purchaser in settlement of such Claim (up to the maximum number of Escrow Shares). The Purchaser shall calculate the number of shares which the Vendors irrevocably waive their right to receive upon any Claim being settled by dividing the aggregate amount payable in satisfaction of the settled Claim by the price per share at which the Consideration Stock was issued.

4. After the expiry of the Escrow Period, the Purchaser shall be required to deliver the Escrow Shares to the Vendors less (a) any Escrow Shares which the Vendors have irrevocably waived their right to receive under 3.1 above and (b) any Escrow Shares the rights to which would be required to be waived if any then outstanding Claim were settled in favour of the Purchaser which has been adjudged to be a prima facie Claim by an independent Queens Counsel nominated by the Purchaser and agreed to by the Warrantors and, in default of agreement, appointed by the President for the time being of the Bar Council of England and Wales. If, and to the extent that, any such outstanding Claim is subsequently settled in favour of the relevant Vendors, the number of Escrow Shares set aside in respect of such Claim shall be delivered by the Purchasers to the Vendors. If, and to the extent that, any such Claim is settled in favour of the Purchaser the Vendors hereby irrevocably waive any right to receive such Escrow Shares. The number of Escrow Shares to be retained by the Purchaser shall be determined using the same method as set forth in paragraph 3.2 above.

4. Any Escrow Shares which the Vendors have irrevocably waived their rights to receive may, at the option of the Purchaser, be cancelled, held in treasury or reissued to another person and upon such waiver the Consideration shall be deemed to have been redeemed accordingly.

5. Notwithstanding the above there shall be retained in Escrow Consideration Stock to the value of (Pounds)3,000,000 following the expiry of one year from Completion for release as follows (net of any sum payable under the Tax Indemnity in respect thereof);

          6.1 (Pounds)700,000 upon adjudication of the share transfers in relation to the acquisition by the Company Company of the share capital of AL;

          6.2 (Pounds)700,000 upon adjudication of the share transfers in relation to the acquisition by the Company of the share capital of ATL;

          6.3 (Pounds)190,000 upon agreement by the Revenue Commissioners of any possible attribution of gain to the Company in relation to the disposal by the Group of the share capital of Rowarth Limited;

          6.4 (Pounds)1,224,000 upon payment of the primary liability by Balmore Enterprises Limited and agreement of the amount by the Inland Revenue in respect of secondary liability to UK taxation in relation to Balmore Enterprises Limited ceasing to be a member of the Group; and

          6.5 (Pounds)204,000 upon payment of the primary liability by Raworth Limited and agreement of the amount by the relevant Irish taxing authority in respect of secondary liability to Irish taxation in relation to Raworth Limited ceasing to be a member of the Group.

               The number of Escrow Shares to be retained by the Purchaser shall be determined using the same method as set forth in paragraph 3.2 above.

SIGNED by GILBERT LITTLE
/s/ Gilbert Little......


SIGNED by LAURENCE QUINN
/s/ Laurence Quinn......


SIGNED by JOSEPH CUNNINGHAM
/s/ Joseph Cunningham


SIGNED for and on behalf of
ENTERPRISE IRELAND by
/s/ Michael O'Boyle.....


SIGNED for and on behalf of         )              Director
MAYFAIR VENTURE CAPITAL             )              Director/Secretary
LIMITED by                          )



SIGNED by VINCENT DALY
/s/ Vincent Daly........


SIGNED by DAVID MEGAN
/s/ David Megan.........


SIGNED by PAUL TIERNEY
/s/ Paul Tierney........

SIGNED by DENIS MURPHY
/s/ Denis Murphy........


SIGNED by RICHARD McCONNELL
/s/ Richard McConnell...


SIGNED by MICHAEL CURRAN
/s/ Michael Curran......


SIGNED by LIAM QUILLAN
/s/ Liam Quillan .......


SIGNED by MEHRAN MIRAHMADI
/s/ Mehran Mirahmadi....


SIGNED for and on behalf of
PHONE.COM, INC
/s/ Alain Rossmann......
ALAIN ROSSMANN, Chairman & CEO